Exhibit 10.1

THE INDEBTEDNESS AND OTHER OBLIGATIONS OF AEGERION PHARMACEUTICALS, INC. (“BORROWER”) UNDER OR EVIDENCED HEREBY ARE SUBORDINATED AND SUBJECT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT, DATED AS OF MARCH 15, 2018, AMONG BORROWER, WILMINGTON SAVINGS FUND SOCIETY FSB, AS AGENT, AS A JUNIOR CREDITOR, THE OTHER JUNIOR CREDITORS PARTY THERETO AND NOVELION THERAPEUTICS, INC., AS SENIOR CREDITOR.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of March 15, 2018, between each Person listed as a “Lender” on the signature pages hereto (collectively, the “Lenders”), WILMINGTON SAVINGS FUND SOCIETY, FSB, as administrative and collateral agent for the Lenders (in such capacities, the “Agent”) and AEGERION PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), provides the terms on which the Lenders shall lend to the Borrower and the Borrower shall repay the Lenders.  The parties hereto hereby agree as follows:

1                                         ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2                                         LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay.  The Borrower hereby unconditionally promises to pay to the Agent for the benefit of the Lenders on a pro rata basis the outstanding principal amount of the Term Loans and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1       Term Loans.

(a)           Term Loans.  Subject to the terms and conditions of this Agreement, each Lender holding a Term Loan Commitment, severally and not jointly, will make a single term loan (collectively, the “Term Loans”) to the Borrower on the Effective Date in the amount equal to such Lender’s Term Loan Commitment Amount and, collectively with each other Lender, in the aggregate amount of $20,000,000.  Once funded, the Term Loan Commitment of such Lender shall be reduced to $0.

(b)           Interest Period.  Commencing on the Payment Date falling in the first month following the quarter in which the Effective Date occurs, and continuing on each Payment Date thereafter, Borrower shall make quarterly payments of interest, in arrears, on the outstanding principal amount of the Term Loans, at the rate set forth in Section 2.2(a).

(c)           reserved.

(d)           Subject to Section 12.19, all outstanding principal and accrued and unpaid interest under the Term Loans, and all other outstanding Obligations with respect to the Term Loans, are due and payable in full in cash on the Term Loan Repayment Date. Once repaid, the Term Loans may not be reborrowed.

(e)           Permitted Prepayment.  Subject to Section 2.4, the Borrower shall have at any time and from time to time the right to prepay the Term Loans in whole or in part, without premium or penalty; provided, that the Borrower (i) provides written notice (which may be delivered by electronic mail) to the Lenders of (x) its election to prepay the Term Loans at least five (5) Business Days prior to such prepayment and (y) the amount of such prepayment, and (ii) pays, on the date of such prepayment, (A) the principal amount of such prepayment, (B) accrued and unpaid interest on the Term Loans so prepaid and (C) all other sums, if any, that shall have become due and payable hereunder, including interest at the Default Rate with respect to any past due amounts.

(f)            Mandatory Prepayment Upon an Acceleration.  Subject to Section 2.4, if the Term Loans are accelerated pursuant to Section 9.1(a) following the occurrence of an Event of Default, the Borrower shall immediately pay to the Lenders an amount in cash equal to the sum of: (i) all outstanding principal plus accrued interest under the Term Loans, and (ii) all other sums, if any, that shall have become due and payable hereunder, including interest at the Default Rate with respect to any past due amounts.

(g)           Application of Proceeds.  All amounts collected or received by the Agent or any Lender under Section 2 shall be paid over or delivered to the Lenders on a pro rata basis as follows:

FIRST, to the payment of all Agent Expenses and, thereafter, Lender Expenses;

SECOND, to the payment of all of the Obligations consisting of accrued interest on account of the Term Loans;

THIRD, to all other Obligations arising under this Agreement, under the Loan Documents or otherwise which shall have become due and payable and not repaid pursuant to the clauses above; and

FOURTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) each of the Lenders shall receive any amounts equal to its pro rata share of amounts available to be applied as set forth above.

2.2          Payment of Interest on the Term Loans.

(a)           Interest Rate.  Subject to Section 2.2(b) and Section 2.4, interest on the principal amount outstanding under the Term Loans shall accrue and be added to the outstanding principal balance of the Term Loans on each Payment Date at a fixed per annum rate equal to nine percent (9.00%).

(b)           Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) unless the Required Lenders otherwise elect from time to time in their sole discretion to impose a smaller increase.  Fees and expenses which are required to be paid by the Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Lenders.

(c)           Computation: 360-Day Year.  In computing interest, the date of the making of the Term Loans shall be included and the date of payment shall be excluded; provided, however, that if any Term Loans are repaid on the same day on which it is made such day shall be included in computing interest thereon.  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(d)           PIK Interest.  Until the earlier of (i) Payment in Full of the Senior Obligations (as defined in the Subordination Agreement) and (ii) the Term Loan Repayment Date (or any acceleration thereof), interest payable hereunder shall be paid in kind and shall be capitalized and added to the outstanding principal amount of the Term Loans (“PIK Interest”) on each Payment Date.

2.3          reserved.

2.4          Payments; Subordination

(a)           All cash payments (including prepayments) to be made by the Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 1:00 p.m. Eastern time on the date when due.  Payments of principal and/or interest received after 1:00 p.m. Eastern time are considered received at the opening of business on the next Business Day, When a payment is due on a day that is not a Business Day the payment shall be due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. Each payment (including each prepayment) by the Borrower on account of the principal of and interest on the Term Loans to the Lenders shall be paid to the Lenders on a pro rata basis according to the Term Loan Amount of each Lender and applied to such Lender’s Term Loan.

(b)           Subordination. Notwithstanding anything contained herein to the contrary, to the extent any payment under this Agreement is required to be paid in cash but is prohibited to be paid in cash pursuant to the terms of the Subordination Agreement (a “Payment Block”), such payment shall remain due and payable hereunder but shall not be paid until such time as such Payment Block is no longer in effect.  For the avoidance of doubt, all fees or interest payments due hereunder (including interest at the Default Rate, as applicable) shall continue to accrue notwithstanding the existence of any Payment Block and shall remain due and payable hereunder but shall not be paid until such time as such Payment Block is no longer in effect.

2.5          Taxes.

2.5.1       Defined Terms.  For purposes of this Section 2.5, the term “applicable law” includes FATCA.

2.5.2       Status of Lenders.

(a)           To the extent any Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, such Lender shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, such Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(b)           Without limiting the generality of Section 2.5.2(a), each Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

i.              If such Lender is claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, or

ii.             Executed copies of IRS Form W-8ECI.

(c)           Without limiting the generality of Section 2.5.2(a), each Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(d)           Without limiting the generality of Section 2.5.2(a), if a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)           Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower in writing of its legal inability to do so.

(f)            Provided that a Lender has complied with the relevant provisions above in this Section 2.5.2, or has provided the documentation described above on or prior to the relevant interest payment date, the Borrower shall make all payments hereunder free and clear of any Indemnified Taxes (except as required by law, in which case the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding of Indemnified Taxes, Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made), and shall hold each such Lender harmless against any incremental United States withholding Tax that may be asserted by reason of a change in applicable law.

3                                         CONDITIONS OF LOANS

3.1          Conditions Precedent to the Effective Date.  The effectiveness of this Agreement and each Lender’s obligation to fund a Term Loans in an amount equal to its Term Loan Commitment Amount are subject to the following conditions precedent:

(a)           The Agent shall have received, in form and substance satisfactory to the Required Lenders:

i.              Borrower’s duly executed signatures to the Loan Documents;

ii.             a certificate of the Secretary or Assistant Secretary (or other equivalent officer or manager) of the Borrower dated as of the Effective Date which shall certify (i) copies of resolutions of the board of directors of the Borrower authorizing (x) the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party, and (y) the granting by the Borrower of the Liens upon the Collateral to secure the Obligations, (ii) the incumbency and signature of the officers of the Borrower authorized to execute this Agreement and the other Loan Documents, and (iii) copies of the Organizational Documents of the Borrower as in effect on such date, complete with all amendments thereto;

iii.            good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

iv.            a certificate of the appropriate official(s) of each jurisdiction of foreign qualification of the Borrower, certifying as of a recent date not more than thirty (30) days prior to the Effective Date, as to the subsistence in good standing of the Borrower in such jurisdictions, except to the extent such failure to be so qualified would not reasonably be expected to have a material adverse effect on the Borrower’s and its Subsidiaries’ businesses taken as a whole;

v.             copies, dated as of a recent date, of financing statement searches, as the Agent shall reasonably request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or will be terminated or released;

vi.            the Perfection Certificate of the Borrower;

vii.           a legal opinion of the Borrower’s counsel, substantially in the form of Exhibit B attached hereto, dated as of the Effective Date; and

viii.          the Borrower and the Senior Lender shall have entered into the Senior Loan Agreement, which shall be in form and substance reasonably acceptable to the Lenders;

(b)           The Agent shall have received a letter of direction with respect to the Term Loans to be made on the Effective Date;

(c)           The representations and warranties in this Agreement shall be true and correct in all material respects on the date of the Effective Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the making of the Term Loans.

The Borrower’s acceptance of the Term Loans on the Effective Date reaffirms the Borrower’s representation and warranty on such date that the representations and warranties in this Agreement are true, accurate, and complete in all material respects as of such date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d)           There shall exist no Default or Event of Default under and as defined in the Senior Loan Agreement;

(e)           The Agent shall have received payment of the fees Agent Expenses and Lender Expenses then due;

(f)            The Borrower, the Agent and Senior Lender shall have entered into the Subordination Agreement in form and substance satisfactory to the Lenders and the Borrower; and

(g)           Each Lender shall have received a duly executed and effective Warrant, which receipt by such Lender shall evidence such Lender making the representations and warranties set forth on Schedule 3.1(g) hereto.

4                                         CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest.  The Borrower hereby grants to the Agent for itself and the ratable benefit of each of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to the Agent, for itself and for the ratable benefit of each of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

If this Agreement is terminated, the Lien granted hereunder in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, the Lenders shall direct the Agent to, and the Agent shall, at the Borrower’s sole cost and expense, terminate the security interests granted hereunder in the Collateral and all rights therein shall revert to the Borrower.

4.2          Priority of Security Interest.  The Borrower represents, warrants, and covenants that the security interest granted herein (i) is and shall at all times continue to be a legal and valid security interest, and (ii) subject to the filings described in Section 4.3(a), a first priority perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Code (subject only to (x) Permitted Liens that expressly have superior priority to the Lien granted under this Agreement, and (y) in the case of Permitted Liens in favor of Senior Lender, the Subordination Agreement).  If the Borrower shall acquire a commercial tort claim, the Borrower shall promptly notify the Agent in a writing signed by the Borrower of the general details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

4.3          Authorization to File Financing Statements and Other Perfection Documents.  (a) The Borrower hereby authorizes the Agent to file financing statements, without notice to the Borrower, with all appropriate jurisdictions to perfect or protect the Lenders’ interests or rights hereunder, including a notice that any disposition of the Collateral, by the Borrower or any other Person, shall be deemed to violate the rights of the Agent under the Code.  (b) The Borrower hereby further authorizes the Agent to file or record with the United States Patent and Trademark Office (and any successor office) such documents as may be necessary or advisable to perfect or protect the Agent’s interests or rights hereunder.

5                                         REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants on the Effective Date as follows:

5.1          Due Organization, Authorization; Power and Authority.  The Borrower and each of its Subsidiaries are duly existing and in good standing as Registered Organizations in their respective jurisdictions and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their business or ownership of property requires that they be qualified except where the failure to do so would not reasonably be expected to have a material adverse effect on the Borrower’s and its Subsidiaries’ businesses taken as a whole.  In connection with this Agreement, the Borrower has delivered to the Agent a completed certificate signed by the Borrower, entitled “Perfection Certificate”.  The Borrower represents and warrants to the Agent and the Lenders that: (a) the Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) the Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth the Borrower’s organizational identification number or accurately states that the Borrower has none; (d) the Perfection Certificate accurately sets forth the Borrower’s place of business, or, if more than one, its chief executive office as well as the Borrower’s mailing address (if different than its chief executive office); (e) the Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete (it being understood and agreed that the Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).  Any new information in any revised perfection certificate shall not be deemed to be included in the Perfection Certificate unless consented to by the Agent (acting at the direction of the Required Lenders) in writing pursuant to the terms and conditions hereunder.

The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of the Borrower’s Organizational Documents, (ii) contravene, conflict with, constitute a default under or violate any material applicable law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which the Borrower or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and filings necessary to perfect the Liens granted hereunder) or (v) result in a default by the Borrower under any agreement to which it is a party or by which it is bound except where such default would not reasonably be expected to have a material adverse effect on the Borrower’s and its Subsidiaries’ businesses taken as a whole.

5.2          Collateral.  The Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  The Borrower has no deposit accounts other than the deposit accounts, if any, described in the Perfection Certificate delivered to the Agent in connection herewith or of which the Borrower has subsequently given the Agent notice.

Subject to the Subordination Agreement, the Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate (as it may be updated from time to time pursuant to the provisions of Section 5.1).  None of the components of the Collateral (other than equipment with an aggregate value not exceeding One Hundred and Fifty Thousand Dollars ($150,000) in the aggregate in the possession of the Borrower’s employees or agents) shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good quality, free from material defects.  Each Lender hereby acknowledges that the Inventory includes pharmaceutical products not yet approved for commercial sale.

The Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) licenses (which may be exclusive as to specified fields of use, geographic areas and/or time periods) granted to its licensees in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) Intellectual Property licensed to the Borrower in the ordinary course of business.  Each Patent which the Borrower owns or purports to own and which is material to the Borrower’s business is valid and enforceable, and no part of the Intellectual Property which the Borrower owns or purports to own and which is material to the Borrower’s business has been judged invalid or unenforceable, in whole or in part.  To the Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on the Borrower’s business.

5.3          Litigation.  Except as has been disclosed in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against the Borrower or any of  its Subsidiaries involving more than, individually or in the aggregate, Three Hundred Thousand Dollars ($300,000).

5.4          reserved.

5.5          reserved.

5.6          Regulatory Compliance.  The Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  The Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  The Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Neither the Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Except as has been disclosed in writing to the Agent prior to the Effective Date, the Borrower has not violated any laws, ordinances or rules, the violation of which would reasonably be expected to have a material adverse effect on its business.  None of the Borrower’s or any of its Subsidiaries’ properties or assets has been used by the Borrower or any Subsidiary or, to the Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. The Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.  Each Lender acknowledges that the Borrower’s pharmaceutical products have not yet been approved for commercial sale.

5.7          Subsidiaries; Investments.  The Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8          Tax Returns and Payments; Pension Contributions.  The Borrower has timely filed all required tax returns and reports, and the Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by the Borrower, subject to the following sentence.  The Borrower may defer payment of any contested taxes; provided, that the Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies the Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”.  The Borrower is unaware of any claims or adjustments proposed for any of the Borrower’s prior tax years which would result in additional taxes becoming due and payable by the Borrower.  The Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and the Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which would reasonably be expected to result in any liability of the Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9          Use of Proceeds.  The proceeds of the Term Loans shall be used solely for working capital and general corporate purposes.

5.10        Full Disclosure.  No written representation, warranty or other statement of the Borrower in any certificate or written statement given to the Lenders in connection with the Loan Documents of the transactions contemplated thereby, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to the Agent or the Lenders, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements, in light of the circumstances in which they were made, not misleading (it being recognized by the Lenders that the projections and forecasts provided by the Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11        Definition of “Knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to the Borrower’s knowledge or awareness, to the “best of” the Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge of the Responsible Officers after due inquiry.

5.12        Intellectual Property.  The Borrower shall not transfer (except as permitted pursuant to Section 7.1 hereof) and shall be the sole owner of any and all items of intellectual property (as defined in (a)- (f) of the definition of Intellectual Property herein) developed or acquired by the Borrower until this Agreement is terminated and all Obligations are satisfied in full.

6                                         AFFIRMATIVE COVENANTS

The Borrower shall do all of the following:

6.1          Government Compliance.

(a)           Maintain its and (except as permitted by Section 7.3) all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction except where the failure to do so would not reasonably be expected to have a material adverse effect on the Borrower’s and its Subsidiaries’ businesses or operations taken as a whole.  The Borrower shall comply, and have each Subsidiary comply, in each case in all material respects, with all laws, ordinances and regulations to which it is subject, except to the extent such noncompliance would not reasonably be expected to have a material adverse effect on the Borrower’s and its Subsidiaries’ businesses taken as a whole; and

(b)           Obtain all of the Governmental Approvals necessary for the performance by the Borrower of its obligations under the Loan Documents and the grant of a security interest to the Agent in all of the Collateral.  The Borrower shall promptly provide copies of any such obtained Governmental Approvals to the Agent.

6.2          Financial Statements, Reports, Certificates.  Deliver to the Agent:

(a)           Quarterly Financial Statements.  As soon as available, but no later than sixty (60) days after the last day of each quarter (other than the last quarter of a fiscal year), a company prepared consolidated balance sheet and income statement covering the Borrower’s and its Subsidiaries operations for such quarter certified by a Responsible Officer and in a form reasonably acceptable to the Agent (acting at the direction of the Required Lenders);

(b)           reserved;

(c)           Monthly Cash Reports.  As soon as available, but no later than thirty (30) days after the last day of each month, a certification by a Responsible Officer setting forth the aggregate amount of unrestricted cash, Cash Equivalents, short-term investments and long-term investments maintained in Borrower’s name, together with copies of all month-end account statements for each deposit account or investment/securities accounts maintained by Borrower;

(d)           Annual Financial Statements.  As soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, internally prepared consolidated financial statements of the Borrower for the fiscal year then ended (to be comprised of a consolidated balance sheet and income statement covering the Borrower’s and its Subsidiaries’ operations for such fiscal year), prepared in a manner consistent with GAAP and with prior practices, and complete and correct in all material respects, subject to normal year-end adjustments that, in the aggregate, are not material to the Borrower’s business operations, certified by a Responsible Officer;

(e)           Other Statements.  Within fifteen (15) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders generally;

(f)            reserved;

(g)           Legal Action Notice.  A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that would result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Three Hundred Thousand Dollars ($300,000) or more;

(h)           reserved;

(i)            Certain Notices.  Copies of all notices to or from, and agreements and documents (including any amendments thereto) entered into with, Senior Lender or any holder of, or to the trustee relating to, Convertible Notes, in each case, within five (5) Business Days of delivery, receipt or execution, as the case may be; and

(j)            Other Financial Information.  Other financial information reasonably requested by the Agent (at the direction of the Required Lenders).

6.3          Inventory; Returns.  Keep all Inventory in good condition, free from material defects.  Returns and allowances between the Borrower and its account debtors shall follow the Borrower’s customary practices as they exist at the Effective Date.  The Borrower must promptly notify the Agent of all returns, recoveries, disputes and claims that involve more than Three Hundred Thousand Dollars ($300,000).

6.4          Taxes; Pensions.  Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by the Borrower and each of its Domestic Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.7 hereof, and shall deliver to the Agent, promptly following demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5          Insurance.  Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lender may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to the Agent (at the direction of the Required Lenders).  Within a reasonable period of time, upon the Agent’s written request, cause all property policies to have a lender’s loss payable endorsement showing Agent as lender loss payee and use commercially reasonable efforts to cause such endorsement to provide that the insurer must give the Agent at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy.  Within a reasonable period of time, upon the Agent’s written request all liability policies shall show, or have endorsements showing, the Agent as an additional insured, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give the Agent at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy.  At the Agent’s request, the Borrower shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any casualty policy shall, at the Lenders’ option and subject to the Subordination Agreement, be payable to the Lenders on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, the Borrower shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000) with respect to any loss, but not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which the Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Agent (at the direction of the Required Lenders), be payable to the Agent for the benefit of the Lenders on account of the Obligations.

6.6          Operating Accounts.

(a)           Maintain the Borrower’s operating, depository,  securities accounts and other Collateral Accounts, with the banks and other depository institutions identified on the Perfection

Certificate or such other banks and other depository institutions as selected by the Borrower and upon reasonable prior written notice to the Agent.

(b)           For each Collateral Account that the Borrower at any time maintains and in which there is on deposit for more than three consecutive Business Days a balance of more than Fifty Thousand Dollars ($50,000) for any individual Collateral Account or Three Hundred Thousand Dollars ($300,000) in the aggregate for all Collateral Accounts (except for such amounts on deposit but subject to an uncleared check or in-process wire, ACH or similar transfers), the Borrower shall use its reasonable best efforts promptly to cause the applicable bank or financial institution (excluding the Offshore Accounts) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Lien granted hereunder in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of the Agent (acting at the direction of the Required Lenders).  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower’s employees and identified to the Agent by the Borrower as such.

6.7          Protection of Intellectual Property Rights.

(a)           (i) Protect, defend and maintain the validity and enforceability of Intellectual Property material to the Borrower’s business; (ii) promptly advise the Agent in writing of material infringements of Intellectual Property material to the Borrower’s business; and (iii) not allow any Intellectual Property material to the Borrower’s business to be abandoned, forfeited or dedicated to the public without the prior written consent of the Agent.

(b)           Provide written notice to the Agent within fifteen (15) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public).  The Borrower shall take such steps as the Agent reasonably request to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for the Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) the Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Agent’s rights and remedies under this Agreement and the other Loan Documents.

6.8          Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to the Agent, without expense to the Agent, the Borrower and its officers, employees and agents and the Borrower’s books and records, to the extent that the Agent (at the direction of the Required Lenders) may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against the Agent with respect to any Collateral or relating to the Borrower.

6.9          Access to Collateral; Books and Records.  Allow the Agent and the Required Lenders, or any of their respective agents, at reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy the Borrower’s Books.  Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.  The foregoing inspections and audits shall be at the Borrower’s expense.

6.10        Formation or Acquisition of Subsidiaries.  At the time that the Borrower forms any direct or indirect Domestic Subsidiary or acquires any direct or indirect Domestic Subsidiary after the Effective Date, the Borrower shall, to the extent required pursuant to the Senior Loan Agreement, (a)

cause such new Domestic Subsidiary to become a co-borrower  hereunder, together with such appropriate financing statements, all in form and substance reasonably satisfactory to the Agent (including being sufficient to grant the Agent a first priority Lien (subject to (i) Permitted Liens that expressly have superior priority to the Agent’s Lien under this Agreement, and (ii) in the case of Permitted Liens in favor of Senior Lender, the Subordination Agreement) in and to the assets of such newly formed or acquired Domestic Subsidiary (substantially as described on Exhibit A hereto)), (b) provide to the Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Domestic Subsidiary, in form and substance reasonably satisfactory to the Agent (at the direction of the Required Lenders), and (c) provide to the Agent all other documentation in form and substance reasonably satisfactory to the Agent, including one or more opinions of counsel satisfactory to the Agent (at the direction of the Required Lenders), which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.10 shall be a Loan Document.

6.11        Further Assurances.  Execute any further instruments and take further action as the Agent (at the direction of the Required Lenders) reasonably requests to perfect or continue its Liens in the Collateral or to effect the purposes of this Agreement; provided, however, that the foregoing shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Borrower, (a) if the Agent (at the direction of the Required Lenders) and the Borrower reasonably agree that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, outweighs the benefits to be obtained by the Lenders therefrom, or (b) to the extent such actions would be taken under the law of a jurisdiction other than an jurisdiction within the United States with respect to any of Borrower’s assets outside of the United States. Without limiting the foregoing, (i) the Borrower shall deliver to the Agent intellectual property security agreements in the form(s) requested by the Agent (at the direction of the Required Lenders), duly executed, within ten (10) Business Days of the Effective Date (or if such forms are later received from the Agent, ten (10) Business Days after receipt thereof), (ii) the Borrower shall deliver to the Agent supplements to the Perfection Certificate in form and substance reasonably satisfactory the Agent (at the direction of the Required Lenders) within ten (10) Business Days of the Effective Date and (iii) the Borrower shall use commercially reasonable efforts to deliver to the Agent Control Agreement(s) with respect to each Collateral Account required hereunder to be subject to such a control agreement within forty-five (45) days of the Effective Date.

7                                         NEGATIVE COVENANTS

The Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders (or as otherwise provided herein):

7.1          Dispositions.  Except with respect to a Myalept Spin-Out Transaction, convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out, obsolete or surplus Equipment or unmerchantable Inventory; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of the Borrower or its Subsidiaries in the ordinary course of business and licenses that would not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States and (e) of Intellectual Property owned by a Subsidiary of the Borrower to any other Subsidiary of the Borrower in the ordinary course of business.

7.2          Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by the Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) permit a Change of Control to occur.

The Borrower shall not, and shall not permit any of its Subsidiaries to, without at least fifteen (15) days’ prior written notice to the Agent: (1) add any new offices or business locations, including warehouses (unless each such new office or business location contains less than Five Hundred Thousand Dollars ($500,000) in the Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate (as it may be updated from time to time pursuant to the provisions of Section 5.1), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.  If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee, and the Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which the Borrower intends to deliver the Collateral, then the Borrower shall use reasonable efforts to deliver a bailee agreement in form and substance satisfactory to the Agent (at the direction of the Required Lenders) in its reasonable discretion prior thereto.

7.3          Mergers or Acquisitions.  Except with respect to a Myalept Spin-Out Transaction, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.  A Subsidiary may merge or consolidate into another Subsidiary or into the Borrower.

7.4          Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5          Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Senior Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting the Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of the Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6          Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7          Distributions; Investments.  Except with respect to a Myalept Spin-Out Transaction, (a) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided, that (i) the Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) the Borrower may pay dividends solely in common stock and (iii) any Subsidiary of the Borrower may make dividends or distributions to the Borrower or to any of its Subsidiaries in the ordinary course of business; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8          Transactions with Affiliates.  Except with respect to a Myalept Spin-Out Transaction, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Borrower, except for transactions that are in the ordinary course of the Borrower’s business, upon fair and reasonable terms that are no less favorable to the Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9          Senior Debt; Other Indebtedness.  (a) Make or permit any payment of principal or interest on any Senior Debt, except under the terms of the Subordination Agreement to which such Senior Debt is subject, (b) amend any provision in any document relating to the Senior Debt, except under the terms of the Subordination Agreement, or (c) make or permit any distribution or payment (whether in cash or otherwise) of principal or interest on any Indebtedness, or seek or obtain approval by the Board to permit the foregoing, other than on (i) the Indebtedness of the Borrower owing to the Lenders pursuant to this Agreement, or (ii) on any Senior Debt, as permitted pursuant to subpart (a) above..

7.10        Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use any of the proceeds of the Term Loans for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to (a) comply with the Federal Fair Labor Standards Act or (b) violate any other law or regulation, if the violation would reasonably be expected to have a material adverse effect on the Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8                                         EVENTS OF DEFAULT

The delivery by the Agent of a notice (a “Default Notice”) that one of the following shall have occurred shall constitute an event of default (an “Event of Default”) under this Agreement, provided that the mere occurrence of any event or condition set forth in Sections 8.5 and 8.6 shall be an Event of Default upon its occurrence or existence, as the case may be:

8.1          Payment Default.  The Borrower fails to (a) make any payment of principal of the Term Loans when due or interest on the Term Loans within three Business Days after such interest is due , or (b) pay any other Obligations within ten (10)  Business Days after such Obligations are due and payable (it being understood that no such cure period shall apply to payments due on the Term Loan Repayment Date); provided that, for the avoidance of doubt, the failure to make any cash payment described in clause (a) or (b) shall constitute an Event of Default thereunder notwithstanding whether a Payment Block exists on the date such payment is due.  During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default.

8.2          Covenant Default.

(a)           The Borrower fails or neglects to perform any obligation in Sections 6.5, 6.6, 6.7(b), or 6.10 or violates any covenant in Section 7; or

(b)           The Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by the Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then the Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default.  Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above.

8.3          Material Adverse Change.  A Material Adverse Change occurs and continues for more than ten (10) Business Days.

8.4          Attachment; Levy; Restraint on Business.

(a)           A notice of lien or levy is filed against any of the Borrower’s assets by any government agency, and the same is not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or

(b)           (i) any material portion of the Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents the Borrower from conducting any material part of its business.

8.5          Insolvency.  (a) The Borrower or any Responsible Officer makes a public statement or provides a written notice to any Person to the effect that the Borrower is unable to pay its debts (including trade debts) as they become due; (b) the Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against the Borrower and not dismissed or stayed within forty-five (45) days.

8.6          Other Agreements.  There is, under any agreement to which the Borrower is a party with a third party or parties (including, for the avoidance of doubt, the Senior Loan Agreement), (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Three Hundred Thousand Dollars ($300,000); or (b) any default by the Borrower, the result of which would have a material adverse effect on the Borrower’s and its Subsidiaries’ business, taken as a whole.

8.7          Judgments.  Other than any Disclosed Settlement, one or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Three Hundred Thousand Dollars ($300,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against the Borrower and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

8.8          Misrepresentations.  The Borrower makes any representation, warranty, or other statement now or later in this Agreement or any Loan Document and such representation, warranty, or other statement is incorrect in any material respect when made.

8.9          Subordination Agreement; Senior Debt.  Any document, instrument, or agreement evidencing any Senior Debt or the Subordination Agreement shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.

8.10        Governmental Approvals.  Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that would result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or would reasonably be expected to have, a Material Adverse Change.

9                                         RIGHTS AND REMEDIES.  Subject to the Subordination Agreement:

9.1          Rights and Remedies.  While an Event of Default occurs and continues the Agent may (and, at the direction of the Required Lenders, shall), without notice or demand, do any or all of the following, to the extent not prohibited by applicable law;

(a)           declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by the Lenders);

(b)           reserved;

(c)           reserved;

(d)           reserved;

(e)           settle or adjust disputes and claims directly with account debtors for amounts on terms and in any order that the Agent (at the direction of the Required Lenders) considers advisable, notify any Person owing the Borrower money of the Agent’s security interest in such funds, and verify the amount of such account;

(f)            make any payments and do any acts the Agent (at the direction of the Required Lenders) considers necessary or reasonable to protect the Collateral and/or its security interests in the Collateral.  The Borrower shall assemble the Collateral if the Agent (at the direction of the Required Lenders) requests and make it available as the Agent designates at any location that is reasonably convenient to the Agent and the Borrower.  The Agent may peaceably enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.  The Borrower grants the Agent a license to enter and occupy any of its premises, without charge, by the Borrower, to exercise its rights or remedies hereunder;

(g)           reserved;

(h)           ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  The Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with the Agent’s exercise of its rights under this Section, the Borrower’s rights under all licenses and all franchise agreements inure to the Agent’s benefit;

(i)            reserved;

(j)            demand and receive possession of the Borrower’s Books; and

(k)           exercise all rights and remedies available to the Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2          Power of Attorney.  The Borrower hereby irrevocably appoints the Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse the Borrower’s name on any checks or other forms of payment or security; (b) sign the Borrower’s name on any invoice or bill of lading for any Account or drafts against the applicable account debtors; (c) settle and adjust disputes and claims about the Accounts directly with the applicable account debtors, for amounts and on terms the Agent (at the direction of the Required Lenders) determines reasonable; (d) make, settle, and adjust all claims under the Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Agent or a third party as the Code permits.  The Borrower hereby appoints the Agent as its lawful attorney-in-fact to sign the Borrower’s name on any documents necessary to perfect or continue the perfection of the Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and each Lender is under no further obligation hereunder.  The Agent’s foregoing appointment as the Borrower’s attorney in fact, and all of the Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed.

9.3          Protective Payments.  If the Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which the Borrower is obligated to pay under this Agreement or any other Loan Document, the Agent may obtain such insurance or make such payment, and all amounts so paid by the Agent are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral.  The Agent will make reasonable efforts to provide the Borrower with notice of the Agent’s obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by the Agent are deemed an agreement to make similar payments in the future or any Lender’s waiver of any Event of Default.

9.4          Allocation of Payments After Event of Default.  Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Obligations, or in respect of the Collateral may, at the Agent’s (at the direction of the Required Lenders) discretion, and shall, at the direction of the Required Lenders, be paid over or delivered as follows:

FIRST, to the payment of all Agent Expenses and, thereafter, Lender Expenses;

SECOND, to the payment of all of the Obligations consisting of accrued interest on account of the Term Loans;

THIRD, to all other Obligations arising under this Agreement, under the Loan Documents or otherwise which shall have become due and payable and not repaid pursuant to the clauses above; and

FOURTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) each of the Lenders shall receive an amount equal to its pro rata share of amounts available to be applied as set forth above

9.5          Lender Liability for Collateral.  So long as the Agent complies with applicable law and reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of the Agent, the Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. The Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6          No Waiver; Remedies Cumulative.  Any Lender’s failure, at any time or times, to require strict performance by the Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of such Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Each Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Each Lender has all rights and remedies provided under the Code, by law, or in equity.  Any Lender’s exercise of one right or remedy is not an election and shall not preclude such Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and such Lender’s waiver of any Event of Default is not a continuing waiver.  Any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7          Demand Waiver.  The Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Lenders on which the Borrower is liable.

10                                  NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of the Agent, a Lender or the Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to the Borrower:	Aegerion Pharmaceuticals, Inc.
One Main Street, Suite 800
Cambridge, MA 02142
Attn: Barbara Chan
Fax: 617-945-7968
Email: barbara.chan@aegerion.com

with a copy to:	Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attn: Russell Leaf and Leonard Klingbaum
Fax: (212) 728-9290
Email: rleaf@willkie.com and lklingbaum@willkie.com

If to the Agent or any Lender:	Wilmington Savings Fund Society, FSB
Global Trustee, Agency and Bankruptcy Services
500 Delaware Avenue
Wilmington, DE 19801
Phone: (302) 888-7580
Fax: (302) 421-9137
Email: rgoldsborough@wsfsbank.com

with a copy to:	Thompson Hine LLP
350 Madison Avenue, 12th Floor
New York, New York 10017-4611
Attn: Tod Mason
Fax: (212) 344-6101
Email: Todd.Mason@ThompsonHine.com

11                                  CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

New York law governs the Loan Documents.  Each of the Borrower, the Agent and the Lenders submit to the exclusive jurisdiction of the State and Federal courts in New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Lenders from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Lenders. The Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable, relief as is deemed appropriate by such court.  The Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of the Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE AGENT AND THE LENDERS WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12                                  GENERAL PROVISIONS

12.1        Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  The Borrower may not assign this Agreement or any rights or obligations under it without the prior written consent of the Required Lenders (which may be granted or withheld in the Required Lenders’ discretion).  Each Lender has the right (with the consent of the Borrower (not to be unreasonably withheld, delayed or conditioned), unless an Event of Default has occurred and is continuing or the Term Loan Repayment Date has occurred in either such case no such consent shall be required), to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents, subject to Sections 12.2.1 and 12.2.2.

12.2        Register and Participants.

12.2.1     Register.  Each Lender shall provide, and the Borrower shall maintain at its offices, a copy of each agreement pursuant to which any Lender purports to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.  The Borrower shall maintain at its offices a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents.  The Register shall be available for inspection by any Lender, at any reasonable time and from time to time upon reasonable prior notice.  No sale, transfer, assignment or negotiation of all or any part of, or any interest in, such a Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents shall be permitted or effective unless it is recorded on the Register.

12.2.2     Participations.  Any Lender may at any time grant participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement and other Loan Documents; provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.5 (Taxes) (subject to the requirements and limitations therein, including the requirements under Section 2.5.2(Taxes — Status of Lenders) (it being understood that the documentation required under Section 2.5.2 (Taxes — Status of Lenders) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant shall not be entitled to receive any greater payment under Section 2.5.2(f) (Taxes — Status of Lenders) with respect to any participation, than its participating Lender would have been entitled to receive.   Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided, further, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, or is otherwise required thereunder. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  No grant of a participation to any Person shall be permitted or effective unless it is recorded on the Participant Register.

12.3        Indemnification.  The Borrower agrees to indemnify, defend and hold the Agent and each Lender and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing such lender (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Lender Expenses but subject to the limitation thereon as set forth in the definition of such term) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between the Lenders and the Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by any Indemnified Person’s gross negligence or willful misconduct.

12.4        Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.5        Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6        Correction of Loan Documents.  The Agent and the Borrower may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the other parties.

12.7        Amendments in Writing; Waiver; Integration.  No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the Borrower and the Required Lenders, or the  Agent acting at the written direction of the Required Lenders, a copy of which shall be provided to the Borrower upon its request therefor.  Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document.  Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.  The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents. No purported amendment or modification of this Agreement shall alter the definition of the term “Required Lenders” or the waterfall set forth in Section 9.4 without the consent of each Lender affected thereby.

12.8        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9        Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.  The obligation of the Borrower under

Section 12.3 to indemnify the Lenders shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.10      Confidentiality.  In handling any confidential information, the Agent and each Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to such Lender’s Subsidiaries, Affiliates or any senior executive officers, directors, partners, managers or members (as applicable) of such Affiliates (such Subsidiaries, Affiliates and senior executive officers, directors, partners, managers and members of such Affiliates, together with such Lender, collectively, “Lender Entities”); (b) as required by law, regulation, subpoena, or other order; and (c) as such Lender considers appropriate in exercising remedies under the Loan Documents.  Confidential information does not include information that is either: (i) in the public domain or in any Lender’s possession when disclosed to such Lender, or becomes part of the public domain after disclosure to such Lender; or (ii) disclosed to any Lender by a third party if such Lender does not know that the third party is prohibited from disclosing the information.

12.11      Right of Set Off.  Subject to the Subordination Agreement, the Borrower hereby grants to the Agent for itself and the ratable benefit of all of the Lenders, a lien, security interest and right of set off as security for all Obligations to the Lenders, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Agent or any entity under the control of the Agent or any Lender (including a subsidiary of any Lender) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, the Agent may set off the same or any part thereof and apply the same to any Obligations of the Borrower then due, regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.12      Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.13      Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14      Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15      Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16      Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17      Subordination Agreement.  Each Lender (and each of its permitted successors and assigns) hereby consents to the Agent’s entering into the Subordination Agreement and agrees that such Lender will be bound by and will take no actions contrary to the provisions of the Subordination Agreement.

12.18      Disclosure Requirements.  Any requirement of the Borrower to disclose or make available to the Agent or any Lender any information that is publicly available shall be deemed to be satisfied if such information is filed with the appropriate Governmental Authority on or prior to the date such information is required to be disclosed or made available hereunder.

12.19      Effect of Convertible Note Restructuring.

(a)           Notwithstanding anything herein to the contrary (including 2.1.1(g)), but subject to the terms of Sections 7.2, 7.4, 7.5, 7.7 and 7.9 hereof, upon prior written notice to the Borrower (which notice shall be irrevocable): on the Convertible Note Restructuring Date, each Lender may elect (a “Restructuring Election Notice”) to (i) declare all Obligations to such Lender immediately due and payable in cash (subject to the Subordination Agreement); provided, that the Borrower has received gross cash proceeds of at least $50,000,000 in connection with any Convertible Note Restructuring (including in any related financing consummated in connection therewith) or (ii) convert all Obligations to such Lender then due and owing on a dollar-for-dollar basis into (x) any security or loans being issued by Senior Lender or any of its Subsidiaries (including the Borrower) in exchange for cash consideration to be provided in connection with any Convertible Note Restructuring (subject to the Subordination Agreement) or (y) any security into which the Convertible Notes are converted or exchanged in connection with such Convertible Note Restructuring. The election of any Lender to take any action contemplated by this Section 12.19 shall not affect the rights of any other Lender with respect to such election.

(b)           The Borrower shall provide each Lender with all material transaction documents with respect to the Convertible Note Restructuring and shall identify the estimated Convertible Note Restructuring Date no less than fifteen (15) Business Days prior to the Convertible Note Restructuring Date, and shall thereafter reasonably meet and confer with each Lender regarding the terms and conditions of the Convertible Note Restructuring and the pro forma capital structure of the Borrower and its Affiliates.  No less than five (5) Business Days prior to the estimated Convertible Note Restructuring Date as set forth in such notice, each Lender may deliver to the Borrower its Restructuring Election Notice.  The Restructuring Election Notice shall be binding and irrevocable on the applicable Lender unless there is a material change to the Convertible Note Restructuring following the delivery by the Borrower to the Lenders of the Convertible Note Restructuring Date transaction documents (it being agreed that any change to (i) the pro forma capitalization and capital structure of the Borrower, (ii) the amount of distribution for borrowed money to be, or pro-rated to be, outstanding or incurred, or (iii) the aggregate amount of claims against Borrower, shall, in each case, be deemed to be material for purposes hereof).  In the event of such a material change, the Borrower shall resubmit the Convertible Note Restructuring transaction documents to each Lender at least three (3) Business Days prior to the estimated Convertible Note Restructuring Date and each Lender shall thereafter be entitled to amend or revoke its Restructuring Election Notice no later than one (1) Business Days prior to the estimated Convertible Note Restructuring Date.  In the event that any Lender does not deliver a Restructuring Election Notice, such Lender shall be deemed to have elected to declare all Obligations to such Lender immediately due and payable in cash on the Convertible Note Restructuring Date.

12.20      Myalept Spin-Out Transaction.  Subject to compliance with the other terms of this Agreement and the Subordination Agreement, upon the consummation of the Myalept Spin-Out Transaction, the Successor Company shall assume in whole, and not in part, all of the Obligations of the Borrower to the Lenders hereunder on terms and conditions substantially consistent with this Agreement (including the grant of a lien on substantially all of the available assets the Successor Company), and all obligation of the Borrower under this Agreement (including the pledge of collateral) to the Lenders will be deemed released.

13                                  AGENT.

13.1        Appointment.  Each Lender hereby designates Wilmington Savings Fund Society, FSB to act as Agent for such Lender under this Agreement and the Loan Documents.  Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and the Agent shall hold all Collateral, payments of principal and interest, fees, charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders.  The Agent may perform any of its duties hereunder by or through its agents or employees.  As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that the Agent shall not be required to take any action which, in the Agent’s discretion, exposes the Agent to liability or which is contrary to this Agreement or the Loan Documents or applicable law unless the Agent is furnished with an indemnification reasonably satisfactory to the Agent with respect thereto. Each Lender hereby directs the Agent to sign this Agreement and each other Loan Document, including the Subordination Agreement, on behalf of such Lender.

13.2        Nature of Duties.  The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents.  Neither the Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by the Borrower or any officer thereof set forth in this Agreement, or in any of the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any of the Loan Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Loan Documents or for any failure of the Borrower to perform its obligations hereunder.  The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements set forth in, or conditions of, this Agreement or any of the Loan Documents, or to inspect the properties, books or records of the Borrower.  The duties of the Agent in respect of the Term Loans to the Borrower shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

13.3        Lack of Reliance on the Agent.  Independently and without reliance upon the Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making of the Term Loans hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Borrower.  The Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making the Term Loans or at any time or times thereafter except as shall be provided by the Borrower pursuant to the terms hereof.  The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Loan Document, or of the financial condition of the Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Loan Documents or the financial condition or prospects of the Borrower, or the existence of any Event of Default or any Default.

13.4        Resignation of Agent; Successor Agent.  The Agent may resign on sixty (60) days’ written notice to each Lender and the Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to the Borrower (provided, that no such approval by the Borrower shall be required in any case where the successor Agent is one of the Lenders).  Any such successor Agent shall succeed to the rights, powers and duties of the Agent, and shall in particular succeed to all of the Agent’s right, title and interest in and to the Lien in the Collateral securing the Obligations created hereunder or any Loan Document, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent.  Notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of the Lien in the Collateral from former Agent to new Agent and/or for the perfection of the Lien in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Lien solely as agent for perfection of such Lien on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided, that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Lien (other than to forego from taking any affirmative action to release any such Lien).  After any Agent’s resignation as Agent, the provisions of this Section 13, and any indemnification rights under this Agreement, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

13.5        Certain Rights of the Agent.  If the Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Loan Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing the Lenders shall not have any right of action whatsoever against the Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

13.6        Reliance.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile or telecopier message, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Loan Documents and its duties hereunder, upon advice of counsel selected by it.  The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care.

13.7        Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Loan Documents, unless the Agent has received notice from a Lender or the Borrower referring to this Agreement or the Loan Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Agent receives such a notice, the Agent shall give notice thereof to Lenders.  The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

13.8        Indemnification.  To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent pro rata according to its Term Loan Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Loan Document; provided, that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14                                  DEFINITIONS

14.1        Definitions.  As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative.  As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person.

“Agent” is defined in the preamble hereof.

“Agent Expenses” means the fees, costs and expenses owed to the Agent pursuant to (i) that certain Agent Fee Letter dated as of March 15, 2018 by and between the Agent, the Lenders and the Borrower and (ii) the terms of this agreement

“Agreement” is defined in the preamble hereof.

“Board” means the Borrower’s board of directors.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all of the Borrower’s books and records including ledgers, federal and state tax returns, records regarding the Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York.

“Cash Equivalents” means (a) marketable direct obligations issued and unconditionally guaranteed by the United States Government; (b) agencies (LSE’s), State (municipal bonds), or Corporate Bonds having a long term rating of at least A- or A3 from Standard & Poor’s Ratings Group, Fitch Ratings Inc. or Moody’s Investor Services, Inc. thereof having maturities of not more than fifteen months from the date of acquisition; (c) commercial paper maturing no more than 270 days from date of acquisition and having a rating of A2/P2/F2 or better from Standard & Poor’s Ratings Group, Fitch Ratings Inc. or Moody’s Investors Services, Inc.; and (d) money market funds having a rating of AAAm/Aaa or better from Standard & Poor’s Ratings Group, Fitch Ratings Inc. or Moody’s Investors Services, Inc.

“Change of Control” means any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired (a) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of fifty percent (50%) or more of the voting equity interests of the Borrower or Senior Lender, or (b) all or substantially all of the assets of the Borrower.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Liens on any Collateral granted hereunder is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of the Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which the Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which the Borrower maintains a Securities Account or a Commodity Account, the Borrower, the Senior Lender and the Agent pursuant to which the Senior Lender and, as applicable, the Agent, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Convertible Notes” means the Borrower’s 2.00% Convertible Senior Notes due 2019 issued under the Indenture.

“Convertible Note Maturity Date” means the maturity date of the Convertible Notes issued in connection with and in accordance with the terms of the Indenture.

“Convertible Note Restructuring” means any restructuring or recapitalization of all or substantially all of the Convertible Notes, including any exchange offer or similar transaction; provided that such transaction has been approved by the Borrower’s board of directors.

“Convertible Note Restructuring Date” means the date of the substantial consummation of a Convertible Note Restructuring.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Notice” is defined in Section 8.

“Default Rate” is defined in Section 2.2(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disclosed Settlements” means the settlements or proposed settlements disclosed on the Perfection Certificate on the Effective Date.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Effective Date” is the first date on which all the conditions precedent in Section 3.1 are satisfied or waived in accordance with Section 12.7.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), leasehold improvements, software and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender or required to be withheld or deducted from a payment to such Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes that are (or would be) required to be withheld pursuant to a law in effect on the date such Lender becomes a Lender under this Agreement, (c) Taxes attributable to such Lender’s failure to comply with Section 2.5.2, (d) any U.S. federal withholding Taxes imposed under FATCA, (e) U.S. backup withholding Taxes, (f) Taxes resulting from the gross negligence or willful misconduct of such Lender, (g) penalties, interest and additions to Tax relating to any of the foregoing and (h) Taxes excluded from the definition of Other Taxes.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant thereto, including any intergovernmental agreements and any rules or guidance implementing such intergovernmental agreements.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including any multinational authority, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services (other than accounts payable to the trade creditors in the ordinary course of business), such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indenture” means the indenture dated as of August 15, 2014 (as amended, modified, supplemented, renewed, restated or replaced from time to time on or prior to the Effective Date), pursuant to which the Convertible Notes have been issued.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of the Borrower’s right, title, and interest in and to the following:

(a)           its Copyrights, Trademarks and Patents;

(b)           any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)           any and all source code;

(d)           any and all design rights which may be available to the Borrower;

(e)           any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above;

(f)            all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)           license or other rights to any third party rights of the same nature as those described in (a) through (f), above.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of the Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Lender” has the meaning ascribed to such term in the preamble and includes any Person to which a Lender or its successors and assigns may sell, transfer, assign, or negotiate all or any part of, or any interest in, such Person’s obligations, rights, and benefits under this Agreement and the other Loan Documents in accordance with the terms of this Agreement; provided, that any such Person shall be considered to become a Lender on the date such Person acquires an interest in another Person’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

“Lender Entities” is defined in Section 12.10.

“Lender Expenses” are all out-of-pocket audit fees and expenses, costs, and expenses (including reasonable documented attorneys’ fees and expenses) for preparing, amending, negotiating,

administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to the Borrower; provided, that the costs, fees and expenses with respect to preparing and negotiating the Loan Documents on or before the Effective Date shall not exceed $25,000 in the aggregate.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Subordination Agreement, the Perfection Certificate, any intellectual property security agreement, any subordination agreement, any note, or notes or guaranties executed by the Borrower, and any other present or future agreement between the Borrower and/or for the benefit of the Lenders in connection with any of the foregoing (other than the Warrants), all as amended, restated, modified, supplemented, renewed, restated or replaced from time to time.

“Material Adverse Change” means (a) a material impairment in the perfection or priority of the Lenders’ Lien in all or a material portion of the Collateral or in the value of all or a material portion of the Collateral; (b) a material, adverse change in the business, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; or (c) a material impairment of the prospect of repayment of any portion of the Obligations when due.

“Myalept Spin-Out Transaction” means a dividend, distribution, conveyance or other transfer by the Borrower to another Person (a “Successor Company”) of all or substantially all of the Borrower’s assets constituting the Myalept product of the Borrower property, whether made in one transaction or a series of related transactions.

“Obligations” are the Borrower’s obligations to pay when due any debts, principal, interest, Lender Expenses, and other amounts the Borrower owes the Lenders, whether now existing or hereafter arising under this Agreement, the other Loan Documents, or otherwise (other than those arising under the Warrants), including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of the Borrower assigned to the Lenders, and the performance of the Borrower’s duties under the Loan Documents.

“Offshore Accounts” are deposit and/or operating accounts maintained by Borrower and/or its Related Entities with foreign financial institutions for ordinary necessary operating expenses of Borrower and/or its Related Entities, provided further that the aggregate balance of all such accounts does not exceed Ten Million Dollars ($10,000,000) in the aggregate at any time.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement), in each case as amended, modified, supplemented, renewed, restated or replaced, and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from (and that would not have existed but for) such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a new office for receiving payments by or on account of the Borrower or other transfer (other than an assignment or designation of a new office made by a Lender).

“Participants” is defined in Section 12.2.2.

“Participant Register” is defined in Section 12.2.2.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Block” is defined in Section 2.4.

“Payment Date” is the last calendar day of each fiscal quarter.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)           the Borrower’s Indebtedness to each Lender under this Agreement and the other Loan Documents;

(b)           Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)           unsecured intercompany Indebtedness permitted pursuant to clause (i) of the definition of Permitted Investments;

(d)           unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)           Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)            Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)           extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above; provided, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrower or its Subsidiaries, as the case may be;

(h)           reimbursement obligations owed to the banks and financial institutions set forth in the Perfection Certificate with respect to credit card services in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000) at any time;

(i)            Indebtedness of the Borrower represented by obligations under a lease that is required to be capitalized and set forth in the Perfection Certificate in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) at any time;

(j)            the Senior Debt owing to Senior Lender pursuant to the Senior Loan Agreement and the other Loan Documents (as defined in the Senior Loan Agreement) not to exceed an aggregate principal amount of (i) the principal amount of Thirty Eight Million Eighty Four Thousand Eight Hundred and Sixty One Dollars ($38,084,861), plus (ii) paid in kind interest capitalized pursuant to the Senior Loan Agreement (“accreted PIK interest”), plus (iii) additional term loans, on the terms and conditions of the term loans under the Senior Loan Agreement as in effect as of the Effective Date, in an initial principal amount not to exceed $20,000,000, plus accreted PIK interest thereon, provided that the Indebtedness permitted under this clause (iii) shall be subordinated to the Obligations on terms substantially similar to those set forth in the Subordination Agreement and applicable to the “Junior Debt;” and

(k)           the Indebtedness outstanding under the Convertible Notes as of the Effective Date.

“Permitted Investments” are:

(a)           Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b)           Investments consisting of Cash Equivalents;

(c)           Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Borrower;

(d)           Investments consisting of Collateral Accounts, provided that any such Collateral Account is subject to a Control Agreement to the extent required hereunder;

(e)           Investments accepted in connection with Transfers permitted by Section 7.1;

(f)            Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of the Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Borrower’s Board of Directors;

(g)           Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)           Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided, that this paragraph (h) shall not apply to Investments of the Borrower in any Subsidiary; and

(i)            Investments by the Borrower in any of its Subsidiaries for current, ordinary and necessary operating expenses in an aggregate amount not to exceed Forty Million Dollars ($40,000,000)

in the aggregate per fiscal year, provided no Event of Default has occurred and is continuing or would result from such Investment.

“Permitted Liens” are:

(a)           Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents, in each case as amended, modified, supplemented, renewed, restated or replaced from time to time;

(b)           Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which the Borrower maintains adequate reserves; provided, that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)           purchase money Liens or capital leases (i) on Equipment acquired or held by the Borrower incurred for financing the acquisition of the Equipment securing no more than Seven Hundred and Fifty Thousand Dollars ($750,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if any such Lien is confined to such property, improvements and the proceeds thereof;

(d)           Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (b) and (c); provided, that any such extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien with respect thereto and the principal amount of the indebtedness secured thereby shall not increase;

(e)           Liens in favor of other financial institutions arising in connection with the Borrower’s deposit and/or securities accounts held at such institutions; provided, that the Lenders have a perfected security interest in the amounts held in such deposit and/or securities accounts;

(f)            Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g)           Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(h)           (i) non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that would not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States and (ii) any licenses or sublicenses existing as of the date hereof granted to third parties or Affiliates under the Intellectual Property;

(i)            Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j)            Liens on cash deposits securing the obligations of the Borrower in connection with the Indebtedness described in clause (h) of the definition of Permitted Indebtedness; provided, that the aggregate amount of cash deposits subject to such Liens shall not exceed Three Hundred Thousand Dollars ($300,000);

(k)           deposits or letters of credit to secure obligations of the Borrower in connection with the Indebtedness described in clause (i) of the definition of Permitted Indebtedness; provided, that the aggregate amount thereof shall not exceed One Hundred Thousand Dollars ($100,000); and

(l)            Liens granted to the Senior Lender pursuant to the terms of the Senior Loan Agreement which are subject to the Subordination Agreement.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PIK Interest” is defined in Section 2.2(b).

“Register” is defined in Section 12.2.1.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means Lenders holding greater than fifty percent (50%) of the aggregate of the Term Loan Commitment Amount of all Lenders or, once the Term Loans have been funded, the Term Loan Amount; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders; provided further, however, so long as Affiliates of each of Sarissa Capital Management LP and Broadfin Capital LLC are a Lender hereunder, Required Lenders must necessitate the approval of Lenders that are Affiliates of Sarissa Capital Management LP and Broadfin Capital LLC.

“Responsible Officer” is any of the President, Treasurer or Secretary of the Borrower.

“Restricted License” is any material license or other agreement with respect to which the Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in the Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with a Lender’s right to exercise its remedies with respect to any Collateral.

“SEC” means the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Senior Debt” means the Indebtedness incurred by the Borrower pursuant to the Senior Loan Agreement.

“Senior Lender” shall mean Novelion Therapeutics Inc., a corporation incorporated under the laws of British Columbia, and its successors and assigns, in its capacity as lender under the Senior Loan Agreement, together with its successors and assigns thereunder.

“Senior Loan Agreement” means that certain Amended and Restated Loan and Security Agreement, dated as of March 15, 2018 (as amended, modified, supplemented, renewed, restated or replaced), between the Borrower and the Senior Lender.

“Subordination Agreement” means the Subordination Agreement, dated as of the Effective Date, among Senior Lender, the Borrower and the Agent, as amended, modified, supplemented, renewed, restated, or otherwise modified or replaced from time to time.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Successor Company” has the meaning set forth in the definition of Myalept Spin-Out Transaction.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” is defined in Section 2.1.1(a) hereof and shall include any PIK Interest.

“Term Loan Amount” shall mean $20,000,000 in the aggregate and, as to each Lender, the amount of its Term Loan Commitment Amount funded and, as of the relevant date, the principal outstanding amount of the Term Loans then due to such Lender (plus PIK Interest added thereto).

“Term Loan Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Term Loans in an aggregate principal amount equal to the Term Loan Commitment Amount (if any) of such Lender.

“Term Loan Commitment Amount” shall mean, as to any Lender, the Term Loan Commitment amount (if any) set forth opposite such Lender’s name on Schedule 1.1 hereto, as amended from time to time with respect to any Lender that becomes a party to this Agreement after the Effective Date pursuant to the terms of this Agreement.

“Term Loan Repayment Date” is the earliest to occur of (i) August 1, 2019, (ii) thirty (30) days prior to the Convertible Note Maturity Date, (iii) the Convertible Note Restructuring Date and (iv) such earlier date on which all Obligations become immediately due and payable pursuant to Section 9 of this Agreement.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Warrants” means the warrants issued by the Borrower in favor of the Lenders on a pro rata basis substantially in the form of Exhibit C attached hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

THE BORROWER:

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Barbara Chan
Name:	Barbara Chan
Title:	President

LENDERS:

SARISSA CAPITAL MANAGEMENT LP

By:	/s/ Mark DiPaolo
Name:	Mark DiPaolo
Title:	Authorized Signatory

SARISSA CAPITAL CATAPULT FUND LLC

By:	/s/ Mark DiPaolo
Name:	Mark DiPaolo
Title:	Authorized Signatory

BROADFIN HEALTHCARE MASTER FUND LTD.

By:	/s/ Kevin Kotler
Name:	Kevin Kotler
Title:	Director

AGENT:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Agent

By:	/s/ Raye D. Goldsborough
Name:	Raye D. Goldsborough
Title:	Assistant Vice President

Schedule 1.1

Term Loan Commitment Amount

LENDER	TERM LOAN COMMITMENT AMOUNT
Sarissa Capital Offshore Master Fund LP	$6,810,000
Sarissa Capital Catapult Fund LLC	$3,190,000
Broadfin Healthcare Master Fund Ltd.	$10,000,000
TOTAL: $20,000,000

Schedule 3.1(g)

Representations, Warranties and Covenants of the Lenders

Representations, Warranties and Covenants of the Lender. By executing the Loan Agreement, each Lender represents, warrants and covenants to Novelion Therapeutics, Inc. and its subsidiaries (collectively, the “Company”) and its counsel (and acknowledges that the Company and its counsel are relying thereon) that:

(a)           such Lender understands and acknowledges that no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Warrants and that the Warrants are being offered for sale only on a “private placement” basis and that the sale of the Warrants is conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus, and the requirement to sell securities through a registered dealer, or upon the issuance of such orders, consents or approvals as may be required to enable such sale to be made without complying with such requirements, and that as a consequence of acquiring the Warrants pursuant to such exemptions:

(i)            such Lender is restricted from using some of the civil remedies otherwise available under applicable securities laws;

(ii)           such Lender will not receive information that would otherwise be required to be provided to it under applicable securities laws; and

(iii)          the Company is relieved from certain obligations that would otherwise apply under applicable securities laws;

(b)           such Lender confirms that neither the Company, nor any of its representative directors, employees, officers, agents, representatives or affiliates, have made any representations (written or oral) to such Lender:

(i)            regarding the future value of the Warrants;

(ii)           that any person will resell or repurchase the Warrants; or

(iii)          that any person will refund the purchase price of the Warrants other than as provided in this Loan;

(c)           such Lender confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the Warrants as an investment for the Lender, the tax consequences of purchasing and dealing with the Warrants, and the resale restrictions and “hold periods” to which the Warrants are or may be subject under applicable securities legislation or stock exchange rules, and has not relied upon any statements made by or purporting to have been made on behalf of the Company with respect to such suitability, tax consequences, and resale restrictions;

(d)           such Lender is resident in the jurisdiction indicated on the face page of the Warrant as the “Lender’s Address” and the purchase by and sale to such Lender of the Warrants, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale (whether with or with respect to such Lender or any beneficial purchaser) has occurred only in such jurisdiction;

(e)           such Lender acknowledges that it and/or the Company may be required to provide applicable securities regulatory authorities or stock exchanges with information concerning the identities of the beneficial purchasers of the Warrants;

(f)            such Lender is purchasing the Warrants as principal for its own account and not for the benefit of any other person, and such Lender is an “accredited investor” as defined in National Instrument 45-106 entitled Exemptions (which definition is reproduced in Exhibit 1 to Schedule “A” to the Representation Letter) and such Lender was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in Exhibit I to Schedule “A” to the Representation Letter, and such Lender has executed and delivered to the Company a Representation Letter in the form provided to such Lender indicating that such Lender fits within one of the categories of “accredited investor” set forth in such definition;

(g)            such Lender understands that it may not be able to resell the Warrants except in accordance with limited exemptions available under applicable securities legislation, regulatory policy and stock exchange rules, and that such Lender is solely responsible for (and the Company is not in any way responsible for) such Lender’s compliance with applicable resale restrictions;

(h)           such Lender acknowledges that:

(i)            no securities commission or similar regulatory authority has reviewed or passed on the merits of the Warrants;

(ii)           there is no government or other insurance covering the Warrants;

(iii)          there are risks associated with the purchase of the Warrants;

(iv)         there are restrictions on the Lender’s ability to resell the Warrants and it is the responsibility of such Lender to find out what those restrictions are and to comply with them before selling the Warrants; and

(i)            such Lender understands that any certificates representing the Warrants will bear legend in accordance with applicable securities legislation indicating that the resale of such securities is restricted;

(j)            such Lender has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document (other than the annual financial statements, interim financial statements or any other document (excluding offering memoranda, prospectuses or other offering documents) the content of which is prescribed by statute or regulation) describing the business and affairs of the Company, which has been prepared for delivery to and review by prospective purchasers in order to assist them in making an investment decision in respect of the purchase of Warrants pursuant to the Loan;

(k)           such Lender has not relied upon any verbal or written representation as to fact or otherwise made by or on behalf of the Company except as expressly set forth herein;

the funds representing the Loan which  will  be  advanced  by  such Lender to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and such Lender acknowledges that the Company may in the future be required by law to disclose the Lender’s name and other information relating to this Loan, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge: (i) none of the loan funds to be provided by the Lender: (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to the Lender; and (ii) it shall promptly notify the Company if such Lender discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith;

EXHIBIT A - COLLATERAL DESCRIPTION

“Collateral” shall mean and include all right, title and interest of the Borrower in all of the following property and assets of the Borrower, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a)           all Accounts and all supporting obligations relating thereto;

(b)           all Equipment and fixtures;

(c)           all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;

(d)           all Intellectual Property (excluding any non-material lease, license, contract or agreement to which the Borrower is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (i) any applicable law, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such applicable law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided, however, that the foregoing shall cease to be excluded (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in clauses (i) or (ii) above, provided, further that such excluded Intellectual Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of the Borrower’s business associated therewith or attributable thereto);

(e)           all Inventory;

(f)            all equity interests, securities, Investment Property, and financial assets (excluding equity interests constituting an amount greater than 65% of the total equity interests of any first-tier foreign Subsidiary);

(g)           all contract rights, rights of payment which have been earned under any contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(h)           all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by the Borrower or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through and including (h) of this definition; and

(i)            all proceeds and products of the property described in clauses (a) through and including (i) of this definition, in whatever form.

EXHIBIT B

FORM OF LEGAL OPINION

March 15, 2018

Novelion Therapeutics, Inc., as Lender

c/o Norton Rose Fulbright
1800 – 510 West Georgia Street
Vancouver, BC V6B OM3 Canada
Attention: Michael Price
Email: Michael.price@novelion.com

Re:          Aegerion Pharmaceuticals, Inc. — Amended and Restated Loan Agreement

Ladies and Gentlemen:

We have acted as special New York counsel to Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), in connection with that certain Amended and Restated Loan and Security Agreement, dated as of the date hereof (the “Loan Agreement”), by and among the Borrower and Novelion Therapeutics, Inc., a corporation incorporated under the laws of British Columbia (the “Lender”).  This opinion is being delivered to you pursuant to Section 3.1(a)(vii) of the Loan Agreement.  Capitalized terms not otherwise defined in this opinion are used as defined in the Loan Agreement.

In connection with this opinion, we have examined (and have only examined) copies of:

1.             the Loan Agreement;

2.             the certificate of incorporation of the Borrower, certified as of a recent date by the Secretary of State of the State of Delaware (the “Charter”);

3.             the bylaws of the Borrower, certified by an officer thereof as being in effect as of the date hereof (the “Bylaws”);

4.             certificate of the Secretary of State of the State of Delaware as of a recent date as to the existence and good standing of the Borrower (the “Good Standing Certificate”); and

5.             a copy of the UCC-1 financing statement attached hereto as Exhibit A, naming the Lender as secured party and the Borrower as debtor, to be filed with the Secretary of State of the State of Delaware (the “Financing Statement”).

The documents referred to in the foregoing clauses (1) through (5) above are hereinafter collectively referred to as the “Loan Documents”.

In our examination, we have assumed, with your consent and without any investigation:

(i)            the genuineness of all signatures of all parties;

(ii)           the authenticity of all company and corporate records, agreements (including, without limitation, the Loan Documents), documents, instruments and certificates submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies;

(iii)          that the Lender and all other parties to the Loan Documents (other than the Borrower) have the requisite power and authority to enter into the Loan Documents to which they are a party and to consummate the transactions contemplated thereby;

(iv)          each party to the Loan Documents (other than the Borrower) is validly existing and in good standing under the laws of its respective jurisdiction of formation;

(v)           the legal right and power of all parties (other than the Borrower as to Applicable Laws (as defined below)) under all applicable laws and regulations to enter into, execute and deliver the Loan Documents and all agreements and documents related to the Loan Documents and the transactions contemplated thereby;

(vi)          the due authorization of the Loan Documents and all other documents and agreements related to the Loan Documents and the transactions contemplated thereby by all parties thereto (other than the Borrower) and the due execution and delivery of the Loan Documents and all such other documents and agreements by all parties thereto (other than the Borrower);

(vii)         the absence of any requirement of consent, approval or authorization by any Person or by any Governmental Authority with respect to the Lender and all other parties to the Loan Documents (other than the Borrower with respect to the Applicable Laws) or, if required, such consent, approval or authorization has been obtained;

(viii)        that the Loan Documents are legal, valid and binding obligations of the Lender and all other parties thereto (other than the Borrower), enforceable against such Persons in accordance with their respective terms, except to the extent limited by the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization,

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moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally;

(ix)          that the execution, delivery, performance and consummation of the transactions contemplated by the Loan Documents will not violate, conflict with or cause or result in a default under (A) any party’s (other than the Borrower’s) Organizational Documents, (B) any agreement, indenture, lease, instrument or other undertaking to which any party is a party or which is binding upon such party’s property or assets or (C) any law, treaty, rule or regulation (other than the Applicable Laws as to the Borrower) or determination of an arbitrator, court or other Governmental Authority, in each case applicable to or binding upon any party (other than the Borrower) or its property;

(x)           that the Borrower has received the agreed to and stated consideration for the incurrence of the obligations applicable to it under the terms of the Loan Documents;

(xi)          the accuracy and completeness of all statements and documents reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Loan Documents and any other document or certificates in connection therewith, with respect to the factual matters set forth therein and that there are no other agreements, side letters or understandings with respect to the subject matter of the Loan Documents that would affect the opinions stated herein; and

(xii)         the Borrower has, or with respect to after-acquired property will have, rights in the Collateral or the power to transfer rights in the Collateral, and that value has been given, and we express no opinion as to the nature or extent of the Borrower’s rights in any of the Collateral and we note that with respect to any after-acquired property, the security interest will not attach until the Borrower acquires such rights or power.

As to questions of fact material to such opinions, we have relied solely and without investigation upon representations of the Borrower and its officers, made in or pursuant to the Loan Documents and certificates that have been received by us and certificates of public officials.

As used herein, the term “Applicable Laws” means (a) the federal laws of the United States of America (the “Federal Laws”) and the laws of the State of New York, each in effect as of the date hereof, that counsel exercising customary due diligence would reasonably recognize as being applicable to transactions of the type contemplated by the Loan Documents, (b) subject to the limitations and qualifications set forth below, the Delaware General Corporation Law, as in effect on the date hereof and (c) subject to the limitations and qualifications set forth below, solely for the purposes of our opinions in paragraph 7 below, and only to the extent provided therein, the Delaware Uniform Commercial Code (but not any rules or regulations thereunder or judicial interpretations thereof) as set forth in a recent compilation of the CCH Secured Transactions Reports (the “DUCC”).  The term “Governmental Approval” means any consent, approval, license, authorization of, or filing, recording or registration with, any New York or

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federal governmental authority (“Governmental Authority”) pursuant to the Applicable Laws. The term “NYUCC” refers to the Uniform Commercial Code as in effect in the State of New York on the date hereof.

The opinions expressed herein are based on and limited to the Applicable Laws and we express no opinion as to any other laws and we expressly note that we are members of the bar of the State of New York and are not admitted or licensed to practice in the State of Delaware.

When used in this letter, the phrase “to our knowledge” means the current actual conscious awareness of facts, without any investigation, by attorneys within our firm who are actively involved in representing the Borrower in connection with the matters referred to herein or in connection with the preparation of this opinion.  We have not investigated any court docket.

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

1.             The Borrower is (a) a corporation validly existing and in good standing under the laws of the State of Delaware, based solely on our review of the Charter and the Good Standing Certificate and (b) has all requisite corporate power and authority to own, lease, operate and encumber its property and to conduct its business as presently conducted.

2.             The Borrower has the requisite corporate power and authority to execute and deliver each of the Loan Documents to which it is a party and to perform its obligations under each of the Loan Documents to which it is a party.  The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance by the Borrower of its obligations under each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action of the Borrower.

3.             Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

4.             The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party do not and will not (i) violate the Charter or Bylaws, (ii) violate any provision of the Applicable Laws binding on the Borrower or its property or (iii) to our knowledge, violate any judgment, writ, injunction, decree, order or ruling of any court or Governmental Authority binding upon the Borrower.

5.             The execution and delivery of the Loan Documents to which the Borrower is party thereto, the performance by the Borrower of its obligations under the Loan Documents to which it is a party, and the grant of the security interests under the Loan Agreement do not require any Governmental Approval, except (i) filings necessary to perfect, or to continue the perfection of, security interests in the Collateral, (ii) routine company filings required to be made after the date hereof unrelated to the incurrence of debt or liens, in order for the Borrower to operate its business in the ordinary course, (iii) supplements to

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the Loan Agreement required therein in respect of certain Collateral, including, without limitation, commercial tort claims and registered patents, copyrights and trademarks, (iv) Governmental Approvals required for the exercise by the Lender of its rights and remedies under the Loan Documents or Governmental Approvals that may be required by any banking, insurance or regulatory authority to which the Lender may be subject, (v) Governmental Approvals for Collateral as to which perfection is not governed by Article 9 of the Uniform Commercial Code and (vi) with respect to securities constituting Collateral, any action required in respect of a disposition of such securities pursuant to the Loan Agreement by laws affecting the offering and sale of securities generally.

6.             The Loan Agreement creates the security interests it purports to create in favor of the Lender, for the benefit of the Lender, in the items and types of Collateral described therein in which a security interest may be created under Article 9 of the NYUCC (the “Article 9 Collateral”), as security for the Obligations (as defined in the Loan Agreement).

7.             Based solely upon a review of the DUCC (and not any regulations or rules thereunder or judicial interpretations thereof and without any investigation or review of any other statutory provisions, regulations or rules or judicial decisions that may affect UCC financing statements or the perfection of a security interest in the State of Delaware) contained in a recent compilation of the CCH Secured Transactions Reports, to the extent that (i) the DUCC governs the perfection of a security interest in the Article 9 Collateral granted by the Borrower and (ii) a security interest in the Article 9 Collateral granted by the Borrower can be perfected by filing a financing statement in the Office of the Secretary of State of the State of Delaware under the DUCC, as to which we express no opinion, the Financing Statement is in appropriate form for filing, and when duly filed with, and accepted by, the Office of the Secretary of State of the State of Delaware pursuant to the DUCC, accompanied by the due payment of all applicable fees, such actions will result in the perfection of the Lender’s security interest in such portion of the Article 9 Collateral that can be perfected by such a filing.  No opinion is given as to any Article 9 Collateral constituting as-extracted collateral located in the State of Delaware or timber to be cut located in the State of Delaware or fixtures located in the State of Delaware or goods that are or are to become fixtures located in the State of Delaware.

8.             The Borrower is not required to register as an “investment company” under (and as defined in) the Investment Company Act of 1940, as amended.

The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

A.            We wish to point out that Sections 9-301 through 9-307 of the NYUCC (and similar provisions of the DUCC) provide certain rules for the perfection of security interests in multiple state transactions.  Such rules provide that the law of jurisdictions other than those covered in the opinions expressed herein may govern the perfection of the security interests created by the Loan Documents and the effect of perfection or non-perfection.  However, we note that (i) Section 9-301(a) of the NYUCC and Section 9-301(1) of the

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DUCC, as applicable, provides that, except as otherwise provided in the NYUCC or DUCC, as applicable, while a debtor is located in a jurisdiction, the local law of that jurisdiction governs perfection and the effect of perfection or non-perfection of a security interest in collateral and (ii) Section 9-307(e) of the NYUCC and DUCC provides that a registered organization that is organized under the laws of a state is located in that state.

B.            We note that the validity, perfection and enforceability of a security interest in after acquired property, money, or certain securities or instruments are subject to limitations under the Bankruptcy Code (including Section 552), and we express no opinion with respect thereto.  We also note that the security interest in the proceeds of any Collateral may be subject to Section 9-315 of the NYUCC.  In addition, no opinion is expressed with respect to (i) the validity or enforceability of any provision of the Loan Documents purporting to give a security interest in a claim or right with respect to any insurance policy, other than “health-care-insurance receivables” (as defined in the NYUCC), (ii) the validity or enforceability of those provisions of the Loan Documents relating to the creation or existence of security interests in commercial tort claims or (iii) except as set forth in paragraph 7 above, the perfection of any security interests or other interests in, or rights with respect to, other Article 9 Collateral that may not be perfected by the filing of a Uniform Commercial Code financing statement in the State of Delaware.

C.            We call to your attention that in many cases where the NYUCC renders anti-assignment provisions contained in agreements, instruments or other documentation creating or evidencing collateral ineffective for the purposes of the creation, attachment or perfection of a security interest, the security interest may not be enforceable against the account debtor or other Person obligated under such agreement, instrument or other documentation.

D.            No opinion is given as to the effectiveness of any security interest or pledge of a contract or other asset which contains a prohibition of such pledge or a security interest except to the extent such prohibition is expressly overridden pursuant to NYUCC.

E.            The opinions set forth above are subject to (i) provisions of Section 9-615 of the NYUCC (and similar provisions of the DEUC) which limit the ability of a secured party to collect a deficiency from a “debtor” or “obligor” (including guarantors) in the event a sale of collateral is not conducted in a commercially reasonable manner or in the event of certain dispositions to the secured party or a Person related to a secured party, (ii) provisions of Section 9-602 of the NYUCC (and similar provisions of the DEUCC) which limits any provision in any Loan Document which purports to define whether any disposition constitutes a commercially reasonable disposition and (iii) provisions of Section 9-602 of the NYUCC (and similar provisions of the DEUCC) which limits any provision in any Loan Document which purports to waive certain rights of the Borrower or any other obligor or certain duties of any secured party. We note that sales by the Lender or any other secured party under the Loan Documents of Collateral constituting securities under applicable Federal Laws or state securities laws require compliance with such laws or an exemption therefrom.

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F.             For purposes of Section 9-503(a)(1) of the DUCC, we assume that the Charter constitutes the Public Organic Record (as defined in the DUCC) of the State of Delaware which shows the Borrower to have been organized and which indicates the correct name of the Borrower. In addition, we assume that the Financing Statement correctly sets forth the name of the Lender.

G.            The opinions expressed above are qualified (i) by the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) insofar as enforcement proceedings may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness and an implied covenant of good faith and fair dealing.  Such principles of equity are of general application, and in applying such principles, a court, among other things, might not allow a creditor to accelerate the maturity of a debt, to realize upon any security for the payment of such debt upon the occurrence of a default deemed immaterial, or to exercise any right of set-off with respect to debt which is neither matured nor accelerated, or might decline to order the Borrower to specifically perform covenants.  Insofar as provisions of the Loan Documents provide for indemnification, the enforcement thereof may be limited by public policy considerations or other applicable law.  Such opinions are further subject to the qualification that certain remedial provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of any Loan Document in which any such provision is included, and such Loan Documents contain adequate provisions for enforcing payment of the obligations thereunder and for the practical realization of the rights and benefits intended to be afforded thereby.

H.            We express no opinion as to the effect of the law of any jurisdiction other than the State of New York in which any Lender (or assignee of or participant in any of the rights and/or obligations of any Lender under the Loan Documents) may be located or in which enforcement of the Loan Documents may be sought which limits the rates of interest legally chargeable or collectible.

I.             We express no opinion as to (i) whether any Person has title to any Collateral or, except as set forth in paragraph 7 above, whether any security interest therein is perfected, (ii) the priority of any security interest, (iii) any provisions of the Loan Documents insofar as they relate to (1) the subject matter jurisdiction of the federal courts to adjudicate any controversy relating to the Loan Documents, (2) the waiver of defenses and the waiver of inconvenient forum and the advance waiver of claims, defense and rights granted under applicable law, (3) the waiver of the right to a jury trial or of notice, opportunity for a hearing, evidentiary requests, statutes of limitation or other procedural rights, (4) the waiver of objection of venue set forth in the Loan Documents with respect to proceedings in the courts specified therein, (5) the establishment of a contractual rate of interest after

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judgment, (6) adjustments of payments among Lenders or rights of set-off, recoupments or counterclaims, (7) obligations to make any agreement in the future, (8) severability, (9) determinations whether any particular sale of Collateral is commercially reasonable, (10) any provisions for liquidated damages, (11) provisions for default interest, late charges or other economic remedies to the extent such provisions are deemed to constitute a penalty, (12) in any event and without limiting the other laws excluded above from the coverage of this opinion, securities laws (except as set forth in paragraph 9 above), commodities laws, blue sky laws, zoning laws, tax laws, antitrust or trade regulation laws, energy, utilities, national security, anti-terrorism, anti-money laundering, municipal, antifraud laws, the Dodd-Frank Act, the small business investment company act and any rule, law or legislation arising under any Bail-In Legislation, (13) exclusivity, election or accumulation of rights or remedies, (14) any provisions purporting to obligate the Borrower to cause any Person (other than a Subsidiary of the Borrower) to take or omit to take any action and grants of powers of attorney or proxies to any Lender, (15) limitations on the effectiveness of oral amendments, modifications, consents and waivers, (16) except to the limited extent set forth in opinion paragraph 6, the creation, continuation or renewal of any security interest or other lien, (17) exculpation or exoneration clauses, indemnity clauses and clauses relating to releases or waivers of unmatured claims or rights, (18) provisions evidencing liabilities or other obligations inherently vague, indeterminate or indefinite, or (19) the effect of any federal or state fraudulent conveyance or transfer law, including Section 548 of the Bankruptcy Code, as amended, on the opinions set forth above.

J.                                        Except as set forth in opinion paragraph 4 above, we express no opinion with respect to breaches, violations or defaults, in each case with respect to any financial covenants or financial tests in any agreement or instrument or any cross-default provision relating thereto.

K.                                    We assume that the Financing Statement correctly sets forth the mailing address of the Lender and the Borrower.

L.                                     No opinion is given as to the waiver of presentment, demand, protest or any other notice of any kind under the Loan Agreement.

M.                                 Article 9 of the DUCC requires the filing of continuation statements within the six month period prior to the date of the expiration of five years from the date of the original UCC-1 filing (and each fifth anniversary thereof if there are subsequent filings of a continuation statement) in order to maintain the effectiveness of the filings referred to in opinion paragraph 7 above.  We accept no responsibility or obligation to you, the Borrower or any affiliates of either thereof for the filing of such continuation statements or any amendments with respect to the financing statement referred to herein.

N.                                    No opinion is given as to any obligation of the Borrower in respect of any swap or security based swap constituting an Obligation if the Borrower is not an “eligible contract participant” as defined in the Commodity Exchange Act.

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O.            We note that (i) subsequent filings or recordings under the DUCC will be necessary to preserve and maintain the perfection of the security interest referred to in paragraph 7 above, including without limitation filings required by Sections 9-301, 9-315(d), 9-316, 9-507, 9-508 and 9-515 of the DUCC and (ii) routine corporate filings may be required to be made after the date hereof to maintain good standing and to maintain or renew licenses and permits required for the Borrower to operate its business in the ordinary course.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.  This opinion letter may not be quoted, distributed or disclosed, without our prior written consent, except (a) to your counsel, your auditors and bank examiners, (b) to any state or federal governmental or other regulatory authority, (c) pursuant to legal process of any court or governmental or regulatory authority, or (d) to actual or prospective bona fide successors, participants and assignees, in each case in accordance with the Loan Documents and subject to the express terms of the last two paragraphs of this opinion.

This opinion letter speaks only as of the date hereof and is limited to present law, statutes, regulations and administrative and judicial interpretations of the Applicable Laws.  We undertake no responsibility or obligation to update or supplement this opinion letter after the date hereof, including without limitation with respect to any action which may be required in the future to create a valid lien on after-acquired property or to perfect or continue the perfection of any security interest, including after a change in the name, identity, corporate structure or location of the Borrower, and including whether or not changes in facts or laws come to our attention after the date hereof.  Further we undertake no responsibility or obligation to you, the Borrower or any affiliates of either to file financing statements or continuation statements or other documents to perfect or continue the perfection of any security interest.

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No person or entity may rely or claim reliance upon this opinion letter other than you and your permitted actual successors and assigns and participants in accordance with the Loan Agreement; provided that in any event any reliance by a permitted successor or assign or participant must be as of the stated date of this opinion and must also be actual and reasonable under the circumstances existing at the time of the succession or assignment or sale, including with respect to any changes in laws or facts or other developments known or reasonably knowable by such successor or assignee or participant at such time, and in no event shall any permitted successor or assign or participant have any greater rights with respect hereto than the original addressees hereof on the date hereof.

Very truly yours,

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EXHIBIT A

FINANCING STATEMENT

See Attached.

EXHIBIT C

FORM OF WARRANT

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 16, 2018.

SUBJECT TO THE LEGENDS CONTAINED IN SECTION 9, THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE TRANSFERABLE AND ASSIGNABLE SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS.  THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 5:00 P.M. (NEW YORK TIME) ON MARCH 16, 2022.

WARRANT CERTIFICATE

Certificate Number [•]

NOVELION THERAPEUTICS INC.

(Incorporated under the Laws of British Columbia)

[•] Warrants	Right to Purchase
[•] Common Shares

WARRANTS FOR PURCHASE OF COMMON SHARES

THIS IS TO CERTIFY THAT, for value received, [•],a [•] (the “Holder”), is the holder of [•] common share purchase warrants (the “Warrants”). Each Warrant entitles the Holder to subscribe for and purchase one fully paid and non-assessable Common Share in the capital of Novelion Therapeutics Inc. (the “Company”) at any time or times prior to 5:00 p.m. (New York time) on March 16, 2022 (the “Time of Expiry”) at the price of USD$4.40 per Common Share (the “Exercise Price”), upon the terms and conditions set forth in this Warrant Certificate. The number of Common Shares which the Holder is entitled to acquire upon exercise of a Warrant and the Exercise Price are subject to adjustment in accordance with the terms and conditions hereof.  Whether or not expressly set forth herein, all amounts payable hereunder, including the Exercise Price if paid in cash, shall be paid in United States Dollars.

The Warrants represented by this Warrant Certificate may be exercised by the Holder, in whole or in part or parts (but not as to a fractional share), by surrender of this Warrant Certificate (properly endorsed) with the Subscription Form appended hereto as Schedule A or any other written notice in a form reasonably satisfactory to the Company duly completed and executed by the Holder, duly appointed by an instrument in writing in form and manner reasonably satisfactory to the Company, at the office of the Company in accordance with Section 12 hereof, together with the purchase price of such Common Shares as herein provided.

The Warrant Certificate and such payment shall be deemed not to have been surrendered and made except upon personal delivery thereof or, if sent by post or other means of transmission, upon actual receipt thereof by the Company at the office specified above.

Subject to Section 4, the purchase price of Common Shares subscribed for hereunder shall be paid by certified cheque, money order, bank draft payable to or to the order of the Company in lawful money of the United States of America or wire transfer of immediately available funds, or any combination of the foregoing, in each case, in the discretion of the Holder.

In the event of any exercise of the Warrants represented by this Warrant Certificate in accordance with the terms hereof, (a) Common Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Common Shares to or resale of the Common Shares by the Holder or (B) the Common Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (and the Holder has delivered a legal opinion in form and substance reasonably acceptable to the Company to such effect), and otherwise (b) by physical delivery of certificates for the Common Shares or confirmation of book entry issuance for the Common Shares (as may be directed by the Holder) so purchased will be delivered to the Person(s) in whose name(s) the Common Shares so subscribed for are to be issued within two Business Days (“Warrant Share Delivery Date”) of the exercise of the Warrants represented by this Warrant Certificate (or if the share transfer books of the Company are properly closed, within two Business Days of the opening of said share transfer books), such Person(s) shall be deemed for all corporate purposes to have become the holder of record of the Common Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Company and, unless (i) this Warrant Certificate has expired or (ii) all of the Warrants evidenced by this Warrant Certificate have been exercised, a new Warrant Certificate representing the unexercised balance of the Warrants will also be issued to the Holder within such time at the expense of the Company.

If the Company fails for any reason to deliver to the Holder the Common Shares subject to an exercise notice by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Common Shares subject to such exercise (based on the Current Market Price on the date of the applicable exercise notice), $5 per Trading Day (increasing to $10 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date (subject to receipt of the aggregate Exercise Price for the applicable exercise (other than in the case of a cashless exercise)) until such Common Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the Depository Trust Company Fast Automated Securities Transfer Program so long as this Warrant remains outstanding and exercisable.  The payments contemplated by this paragraph shall be the sole and exclusive monetary remedy with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof; provided however nothing herein shall limit a Holder’s right to pursue equitable remedies including, without limitation, a decree of specific performance and/or injunctive relief with respect to the such failure.

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[Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of Common Shares upon exercise of this Warrant to the extent that, upon such exercise, the number of Common Shares then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein), would exceed the Beneficial Ownership Limitation, as defined below. The “Beneficial Ownership Limitation” shall be 9.985% of the number of Company’s Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant.  The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions, provided any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.  For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission (the “SEC”), and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of the Holder, the Company shall, within two (2) Business Days, confirm orally and in writing to the Holder the number of Common Shares then outstanding.]

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT CERTIFICATE:

Section 1               Definitions.

(1)                                 In this Warrant Certificate, the following phrases and words have the respective meanings indicated opposite them as follows:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such first Person;

“Applicable Canadian Securities Laws” means, collectively, all applicable Canadian securities Laws in each of the jurisdictions in which the Warrants or Common Shares issued on the exercise of Warrants are issued or acquired, and the respective regulations and rules under such Laws, together with applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the securities regulatory authorities in the jurisdictions and all applicable rules and regulations of any exchange on which the Company has applied to list the Common Shares for trading;

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of Vancouver or City of New York are authorized or obligated by Law or Order to close;

“Common Shares” means the common shares in the capital of the Company as such shares exist at the close of business on the date hereof and, in the event that there shall

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occur a change in respect of or affecting the Common Shares referred to in Section 2 (whether or not such change shall result in an adjustment to the Exchange Basis or the Exercise Price), the term “Common Shares” shall mean the shares, other securities or other property which the Holder is entitled to purchase resulting from such change;

“control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise;

“Current Market Price” of a Common Share means, on any given date, the price per Common Share equal to the volume weighted average trading price of the Common Shares on the Principal Securities Exchange (or, if the Common Shares are not listed and posted for trading on the Principal Securities Exchange, such other stock exchange or over-the-counter market on which the Common Shares may be listed or quoted) for the immediately preceding 20 consecutive Trading Days calculated by dividing the aggregate sale price of all such shares sold on such stock exchange during such 20 day period by the total number of such shares so sold. If the Common Shares are not then traded on the Principal Securities Exchange, an over-the-counter market or on a recognized exchange or market, the Current Market Price of a Common Share shall be the fair market value of a Common Share as agreed to by the board of directors of the Company and the Holder, acting in good faith, and absent such agreement, as determined by an independent valuator reasonably acceptable to both the Company and the Holder; provided, that the fair market value determined by the independent valuator shall not be (a) higher than the highest fair market value proposed by the board of directors of the Company or the Holder, or (b) lower than the lowest fair market value proposed by the board of directors of the Company or the Holder. The Company shall be responsible for that fraction of the costs and expenses of the valuator equal to the quotient obtained where (i) the numerator is the absolute value of the difference between the board of directors of the Company’s proposed fair market value of a Common Share and the valuator’s determination of the fair market value of a Common Share, and (ii) the denominator is the absolute value of the difference between the board of directors of the Company’s proposed fair market value and the Holder’s proposed fair market value, and the Holder shall be responsible for the remainder of the costs and expenses of the valuator;

“Exchange Basis” means, as at any time, the number of Common Shares which the Holder is entitled to receive upon the exercise of a Warrant represented by this Warrant Certificate and which, as at the date hereof, is equal to one Common Share per Warrant;

“Governmental Authority” means any federal, state, provincial or local court, legislature, executive or regulatory authority, agency, ministry, bureau or commission, stock exchange or other governmental authority or instrumentality;

“Law” means any federal, state, local or foreign law, common law, statute, ordinance, rule, regulation, code, treaty, Permit, or binding guideline;

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“Liens” means any lien, security interest, mortgage, pledge, charge or similar encumbrance;

“NASDAQ” means the Nasdaq Stock Market.

“Order” means any consent, approval, order, permit, judgment, decree or authorization of, or registration, declaration, or filing with, or notice to, any Governmental Authority;

“Permit” means any registration, license, exemption, authorization, consent or permit of any Governmental Authority;

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization;

“Principal Securities Exchange” means any United States or Canadian national stock exchange or automated inter-dealer quotation system upon which the Company has listed the Common Shares for trading; as of the date hereof, the Principal Securities Exchange for the Common Shares is NASDAQ;

“Representatives” of any Person means such Person’s directors, managers, officers, employees, agents, attorneys, accountants, consultants, professional advisors or other representatives; and

“Trading Day” with respect to any stock exchange (including the Principal Securities Exchange) or over-the-counter market means a day in which shares may be traded through the facilities of such stock exchange or over-the-counter market.

(2)                                 Whenever used in this Warrant, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

(3)                                 Unless otherwise specified, the word “Section” and other subdivision followed by a number mean and refer to the specified Section or other subdivision of this Warrant Certificate. In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. The words “hereof,” “herein,” “hereto,” “hereunder” and “hereinafter” and words of similar import refer to this Warrant Certificate as a whole and not to any particular provision hereof; (ii) the character “$” shall mean United States Dollars; (iii) the word “including” shall mean “including, without limitation,” and the words “include” and “includes” shall have corresponding meanings, and such words shall not be construed to limit any general statement that they follow to the specific items or matters immediately following them; (iv) the words “either,” “or,” “neither,” “nor” and “any” are not exclusive; and (v) references to “days” shall refer to calendar days unless Business Days are specified.

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Section 2               Adjustments.

Subject to Section 3, the Exercise Price and the Exchange Basis will be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)                                 Common Share Reorganization. If and whenever, at any time after the date hereof and prior to the Time of Expiry, the Company:

(i)                                     issues Common Shares, or securities exchangeable for or convertible into Common Shares, to all or substantially all the holders of the Common Shares as a stock dividend or other distribution payable in Common Shares or securities exercisable or exchangeable for or convertible into Common Shares (other than for greater certainty pursuant to the exercise of directors’, officers’, employees’ or service providers’ stock options granted under the Company’s stock or other equity compensation plans);

(ii)                                  subdivides, redivides or changes its then outstanding Common Shares into a greater number of shares; or

(iii)                               reduces, combines or consolidates its then outstanding Common Shares into a lesser number of shares,

(any of such events in these clauses (i), (ii) or (iii) being called a “Common Share Reorganization”), then the Exchange Basis will be adjusted effective immediately after the effective date of, or the record date at which the holders of Common Shares are determined for the purpose of, the Common Share Reorganization, by multiplying the Exchange Basis in effect immediately prior to such effective date or record date by a fraction:

(A)                               the numerator of which will be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exercisable or exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exercised or exchanged for or converted into Common Shares on such effective date or record date, assuming in any case where such securities are not then exercisable, convertible or exchangeable but subsequently become so, that they were exercisable, convertible or exchangeable on the effective date or record date on the basis upon which they first become exercisable, convertible or exchangeable); and

(B)                               the denominator of which will be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization.

The resulting product, adjusted to the nearest 1/100th, will thereafter be the Exchange Basis until further adjusted as provided in this Section 2.

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(b)                                 Distributions. If and whenever, at any time after the date hereof and prior to the Time of Expiry, the Company will fix a record date for the distribution or dividend to all or substantially all the holders of the Common Shares of any property or other assets (including any securities, rights, options, warrants or other securities issued by a Person other than the Company) excluding any regular cash dividends but including any evidences of indebtedness and provided that such distribution or dividend does not constitute a Common Share Reorganization (any of such non-excluded events being herein called a “Distribution”), the Exchange Basis will be adjusted effective immediately after the record date for the Distribution by multiplying the Exchange Basis in effect on such record date by a fraction:

(i)                                     the numerator of which shall be the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; and

(ii)                                  the denominator of which shall be:

(A)                               an amount equal to (x) the product of the number of Common Shares outstanding on such record date and (y) the Current Market Price of the Common Shares on such record date, less

(B)                               the fair market value on such record date, as determined by action by the directors of the Company, acting reasonably and in good faith, subject to the prior written consent of each Principal Securities Exchange (to the extent required by the rules and regulations thereof), to the holders of the Common Shares of the property or other assets distributed or dividended in the Distribution; provided that no such adjustment will be made if the result of such adjustment would be to decrease the Exchange Basis in effect immediately before such record date. The resulting product, adjusted to the nearest 1/100th, will thereafter be the Exchange Basis until further adjusted as provided in this Section 2.

(c)                                  Capital Reorganization. If and whenever, at any time after the date hereof and prior to the Time of Expiry, there will be a reclassification of Common Shares or a change of the Common Shares (other than a Common Share Reorganization), or a consolidation, amalgamation, plan of arrangement or merger of the Company with or into any other corporation or other Person (other than a consolidation, amalgamation, plan of arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a sale, conveyance or transfer (other than to a wholly-owned subsidiary of the Company) of the undertakings or assets of the Company as an entirety or substantially as an entirety to another corporation or other Person, in each case resulting in a reclassification of the Common Shares or any

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change of the Common Shares into other shares, securities or property or in the holders of the outstanding Common Shares receiving, directly or indirectly, other shares, securities or property (any of such events being herein called a “Capital Reorganization”), the Holder upon exercising its right to receive Common Shares pursuant to the terms of this Warrant Certificate will be entitled to receive, and will accept in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property (including cash) which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof, as the case may be, the Holder was the Holder of the number of Common Shares to which it was theretofore entitled upon exercise. If determined appropriate by action of the directors of the Company, adjustments will be made as a result of a Capital Reorganization in the application of the provisions set forth in this Section 2 with respect to the rights and interests of the Holder following such Capital Reorganization to the end that the provisions set forth in this Section 2 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property deliverable upon the exercise hereof. Any such adjustment must be made by and set forth in an amendment to this Warrant Certificate approved by action by the directors of the Company, acting reasonably and in good faith.

(d)                                 Any adjustment to the Exchange Basis pursuant to Section 2(a) including any readjustment, will include a corresponding adjustment to the Exercise Price which will be calculated by multiplying the Exercise Price by a fraction: (i) the numerator of which will be the Exchange Basis immediately prior to such adjustment, and (ii) the denominator of which will be the Exchange Basis immediately following the adjustment.

(e)                                  In the event the Company shall propose to take any action of the type described in this Section 2 (but only if the action of the type described in this Section 2 would result in an adjustment in the Exchange Basis or Exercise Price or a change in the type of securities or property to be delivered upon exercise of this Warrant Certificate), the Company shall give notice to the Holder, in the manner set forth in Section 12, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exchange Basis or Exercise Price or a change in the type of securities or property to be delivered upon exercise of this Warrant Certificate. Subject to Applicable Canadian Securities Laws, the notice described in this Section 2(e) shall be given concurrently with notice the action of the type described in this Section 2 to all holders of Common Shares. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action, except to the extent the Holder is materially prejudiced thereby.

Section 3               Rules Regarding Calculation of Adjustment of Exchange Basis.

For the purposes of Section 2:

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(a)                                 The adjustments provided for in Section 2 will be cumulative and will be made successively upon the occurrence of an event described therein, subject to this Section 3. For greater certainty, if any action would require adjustment pursuant to more than one of the provisions described in Section 2 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(b)                                 No adjustment in the Exchange Basis will be required unless such adjustment would result in a change to the then prevailing Exchange Basis of at least 1% or of at least 1/100th of a Common Share based on the prevailing Exchange Basis, provided, however, that any adjustments which, except for the provisions of this Section 3(b) would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

(c)                                  No adjustment in the Exchange Basis will be made in respect of any event described in Section 2(a)(i) and Section 2(b) if the Holder, in its capacity as a holder of this Warrant Certificate, is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised its Warrants prior to or on the effective date or record date of such event.

(d)                                 No adjustment in the Exchange Basis will be made pursuant to Section 2 in respect of the issue from time to time of:

(i)                                     Common Shares purchasable on exercise of the Warrants; or

(ii)                                  Common Shares pursuant to any stock options, stock option plan, stock purchase plan, restricted share units or restricted share unit plans, or other benefit plans in force at the date hereof for directors, officers, employees, advisors or consultants of the Company in their capacity as such, as such option or plan is amended or superseded from time to time in accordance with the requirements of any applicable Principal Securities Exchange and Applicable Canadian Securities Laws, and such other benefit plans as may be adopted by the Company in compliance with the requirements of any applicable Principal Securities Exchange and Applicable Canadian Securities Laws,

and, for the avoidance of doubt, any such issue shall be deemed not to be a Common Share Reorganization, Distribution or Capital Reorganization.

(e)                                  If a dispute at any time arises with respect to adjustments provided for in Section 2, the resolution of such dispute will be conclusively determined, at the Company’s expense, by a firm of independent chartered accountants as may be agreed by the Company and the Holder, each acting reasonably, and any such determination will be binding upon the Company and the Holder.

(f)                                   If the Company sets a record date to determine the holders of the Common Shares for the purpose of effecting a transaction described in Section 2 and thereafter and before effecting such transaction, legally abandons its plan to pay or deliver such

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dividend, distribution, subscription or purchase rights, then no adjustment in the Exchange Basis by reason of the setting of such record date shall be made.

(g)                                  In the absence of a resolution of the directors fixing a record date for a Distribution, the Company will be deemed to have fixed as the record date therefor the date on which the Distribution is affected.

(h)                                 The Company will take any action which may be necessary or advisable in order for the Company to have unissued and reserved in its authorized capital, and validly and legally issue as fully paid and non-assessable, all the shares or other securities of the Company which the Holder is entitled to receive on the exercise of the Warrants following any adjustment set forth in Section 2.

(i)                                     Any adjustments to the Exchange Basis and the Exercise Price pursuant to this Warrant Certificate shall be subject to the prior approval, if required, of the Principal Securities Exchange.

Section 4               Cashless Exercise of Warrants.

(a)                                 Notwithstanding anything to the contrary contained herein, and provided that the Warrants could otherwise be exercised in accordance with the terms hereof, the Holder may elect to exercise the Warrants, in whole or in part, without payment of the aggregate Exercise Price due on such exercise (a “Cashless Exercise”) in the manner set out in this Section 4. If the Holder elects a Cashless Exercise, the Holder shall provide written notice of the election to the Company in the form of cashless exercise notice appended hereto as Schedule B or any other written notice in a form reasonably satisfactory to the Company (a “Cashless Exercise Notice”). Upon actual receipt by the Company of a Cashless Exercise Notice, a certificate or confirmation of book entry issuance (as directed by the Holder) for the appropriate number of Common Shares will be delivered to the Person(s) in whose name(s) the Common Shares so subscribed for are to be issued within two Business Days of receipt of the Cashless Exercise Notice (or if the share transfer books of the Company are properly closed, within two Business Days of the opening of said share transfer books), such Person(s) shall become a holder in respect of such Common Shares with effect from the date of such exercise, and, unless this Warrant Certificate has expired, a new Warrant Certificate representing the unexercised balance of the Warrants, if any, or all of the Warrants evidenced by this Warrant Certificate having been exercised will also be issued to the Holder within such time.

(b)                                 The number of Common Shares to be issued to the Holder upon a Cashless Exercise shall be determined as follows:

X =	Y x (A-B) A

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Where:                                                                                                         X =    the number of Common Shares to be issued to the Holder upon exercising the Warrants; provided, for the avoidance of doubt, that if the foregoing calculation results in a negative number, then no Common Shares shall be issuable via a Cashless Exercise;

Y =    the number of Warrants being exercised;

A =    the Current Market Price per Common Share as of the applicable exercise date; and

B =                 the Exercise Price of the Warrants as of the applicable exercise date.

(c)                                  If the number of Common Shares to be issued to the Holder exercising its Warrants on a cashless basis in accordance with Section 4(a) above results in a fractional number, the Company will, in lieu of delivering the fractional Common Share, satisfy the right to receive such fractional interest by payment to the Holder of an amount in cash equal (computed in the case of a fraction of a cent to the next lower cent) to the value of the right to acquire such fractional interest on the basis of the Current Market Price of the Common Shares on the date of exercise.

(d)                                 If Holder elects the method of exercise set forth in this Section 4, the “exchange” of the Warrants is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the U.S. Internal Revenue Code of 1986, as amended, and, unless otherwise required by applicable Law, the parties hereto shall report consistently therewith for all tax purposes.

Section 5               Representations, Warranties and Covenants.

The Company represents, warrants, covenants and agrees that as of the date of this Warrant Certificate until the Time of Expiry:

(a)                                 The Common Shares which may be issued upon the exercise of the Warrants represented by this Warrant Certificate will, upon issuance and payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof (including pursuant to a Cashless Exercise), be validly issued, fully paid and non-assessable and in each case, be free and clear of any Liens (other than Liens granted by the Holder);

(b)                                 The Company will reserve and keep available at all times a sufficient number of unissued Common Shares out of its authorized capital to provide for the exercise in full, at any time, of the rights represented by this Warrant Certificate;

(c)                                  The Company shall use its commercially reasonable efforts to maintain a listing of its Common Shares on NASDAQ or other Principal Securities Exchange, provided that nothing contained in this clause (c) shall be construed to limit (or to

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limit) the right of the Company to engage in a transaction that may result in it ceasing to be so listed;

(d)                                 The Company has taken and will take all such actions as may be reasonably necessary and as are within its power to ensure that all those Common Shares and Warrants issued or issuable pursuant to this Warrant Certificate may be so issued without violation of Applicable Canadian Securities Law; and

(e)                                  The Company will promptly advise the Holder of any defaults under this Warrant Certificate.

Section 6               Exercise of Warrants; Registration Rights.

(1)                                 Neither this Warrant Certificate nor the Common Shares issuable upon the exercise hereof have been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and this Warrant may not be exercised by or on behalf of a U.S. person (as that term is defined in Regulation S under the U.S. Securities Act, a “U.S. Person”) or a Person in the United States in the absence of either (a) an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities Laws and the delivery to the Company of a written opinion of counsel satisfactory to the Company, acting reasonably, to the effect that such registration is not required, or (b) delivery to the Company of written confirmation by the Person exercising the Warrant that it is the original Holder thereof and affirming, as of the date of such exercise, that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act.

(2)                                 The Holder may exercise the right hereby conferred on the Holder to acquire Common Shares at any time and from time to time prior to the Time of Expiry (subject to the provisions of this Section 6) by:

(a)                                 duly completing and executing the subscription form (the “Subscription Form”) attached as Schedule A to this Warrant Certificate (or any other written notice in a form satisfactory to the Company) and a Cashless Exercise Notice, if applicable;

(b)                                 certifying that the Holder or (if different) the recipient of the Common Shares to be issued upon exercise of the Warrant either: (i) is not (a) a U.S. Person, (b) exercising the Warrant on behalf of or for the account of a U.S. Person, and (c) physically located in the United States at the time that the Warrants are exercised and did not execute or deliver the Subscription Form in the United States; or (ii) at or prior to the time of such exercise, has delivered to the Company a written opinion of counsel satisfactory to the Company, acting reasonably, to the effect that the issuance of Common Shares upon such exercise are exempt from registration under the U.S. Securities Act; and

(c)                                  surrendering this Warrant Certificate, together with, in the case of Warrants not being exercised on a cashless basis in accordance with Section 4, the Holder’s certified cheque, bank draft, money order or wire transfer (or any combination of the foregoing, in each case, in the discretion of the Holder) of immediately

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available funds in the full amount of the total aggregate Exercise Price of each Warrant being exercised, together with the duly completed and executed Subscription Form (or any other written notice in a form satisfactory to the Company) and Cashless Exercise Notice, if applicable, to the Company in accordance with Section 12.

(3)                                 The Holder may exercise Warrants in respect of a number of Common Shares which is less than the total number of Common Shares into which the Warrants evidenced by this Warrant Certificate may be exercised. In such a case, the Holder shall be entitled to receive, at the Company’s expense, a new certificate in respect of the Warrants evidenced hereby that are not so exercised. This Warrant Certificate shall be deemed to be surrendered only upon personal delivery thereof to, or if sent by mail or other means of transmission, upon actual receipt thereof by, the Company in accordance with Section 12.

(4)                                 One Warrant, together with the Exercise Price therefor, is required to purchase one Common Share, subject to adjustment in accordance to the terms of this Warrant and to Cashless Exercise.

(5)                                 The Warrants shall expire and all rights to purchase Common Shares hereunder shall cease and become null and void at the Time of Expiry.

(6)                                 Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for, or the Company to issue, any securities except those securities in respect of which the Holder shall have exercised its right to purchase hereunder in the manner herein provided.

(7)                                 Notwithstanding anything contained herein, including any adjustment provided for herein, the Company will not be required to issue fractional Common Shares in satisfaction of its obligations hereunder. If any fractional interest in a Common Share would be deliverable upon the exercise of a Warrant, the Company will, in lieu of delivering the fractional Common Share, satisfy the right to receive such fractional interest by payment to the Holder of an amount in cash equal (computed in the case of a fraction of a cent to the next lower cent) to the value of the right to acquire such fractional interest on the basis of the Current Market Price of the Common Shares on the date of exercise.

(8)                                 Notwithstanding anything herein contained, no Common Shares will be issued pursuant to the exercise of any Warrant if the issuance of such Common Shares would, in the opinion of legal counsel to the Company, constitute a violation of the securities Laws of any applicable jurisdiction or the requirements of any Principal Securities Exchange, and without limiting the generality of the foregoing, in the event that any of the Warrants are exercised prior to expiry of any hold period or other resale restriction placed thereon by such Laws or requirements, the certificates evidencing the Common Shares thereby issued will bear such legend as is required under applicable securities Laws and that, in the opinion of legal counsel to the Company, is necessary in order to avoid a violation of any such Laws or requirements.

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(9)                                 Upon request of the Holder (which the Holder may deliver from time to time on one or more occasions), the Company shall file a registration statement covering any or all Common Shares issued or issuable to the Holder upon exercise of this Warrant Certificate, which registration statement shall provide for the resale of such shares and shall be on Form S-3 to the extent the Company is then eligible to utilize such form for any such registration.  Notwithstanding the foregoing, the Company shall have no obligation to file any registration statement pursuant to this Section 6(9) unless the anticipated aggregate proceeds to the Holder for such registration (before giving effect to underwriters discounts or commissions) is at least $1,500,000.  Following the filing thereof, the Company shall use commercially reasonable efforts to have such registration statement declared effective as promptly as practicable.  The Company will bear all costs associated with preparation and filing the registration statement and maintaining the effectiveness of such registration statement and all other costs and expenses incurred in connection with any offering made pursuant to the terms thereof (including the reasonable and documented out-of-pocket costs and expenses of one counsel for the Holder), but excluding underwriting discounts and commissions. The Company shall use commercially reasonable efforts to cause such registration statement to remain effective until all shares subject thereto have been sold or otherwise disposed of by the Holder.  If the Holder shall elect for any such registration to be an underwritten offering, the Company shall provide such assistance in connection therewith as the Holder may reasonably request, including allowing the underwriters to conduct due diligence and causing the accountants and counsel to the Company to cooperate in connection therewith, including by providing customary comfort letters and legal opinions.  Notwithstanding the foregoing, the Holder shall not have the right to exercise the registration rights set forth herein if, as of the time of any such exercise, the Holder and its Affiliates would be able to sell all of the shares of Common Shares issued or issuable upon exercise of the Warrants without registration pursuant to Rule 144 under the U.S. Securities Act.

(10)                          The Company shall indemnify Holder and, as applicable, each of its officers, Affiliates, directors, partners, beneficiaries, members, and each person controlling each such Holder within the meaning of either Section 15 of the U.S. Securities Act or Section 20 of the Exchange Act, with respect to each registration effected pursuant to the terms hereof, and each underwriter, if any, and each person who controls any such underwriter within the meaning of either Section 15 of the U.S. Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document utilized in connection with any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the U.S. Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder and, as applicable, each of its Affiliates, officers, directors, partners, beneficiaries, and members, and each person controlling each such Holder within the meaning of either Section 15 of the U.S. Securities Act or Section 20 of the Exchange Act, each such underwriter and each person

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who controls any such underwriter within the meaning of either Section 15 of the U.S. Securities Act or Section 20 of the Exchange Act, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) based upon written information furnished to the Company by the Holder or the underwriters in connection with any such registration and stated to be specifically for use in any registration statement, prospectus, offering circular or other document utilized in connection with any such registration.

Section 7                                             Register of Warrants.

At all times while Warrants are outstanding, the Company shall maintain a register of all Holders of Warrants on which shall be entered the names, latest known addresses of all Holders and if available, the facsimile numbers and email addresses of such Holders and particulars of the Warrants held by them and a register of transfers in which shall be entered the particulars of all transfers of Warrants, such registers to be kept by and at the office of the Company. The register of Warrants and the register of transfer of Warrants shall be open for inspection by the Holder during normal business hours of the Company.

Section 8                                             Transfer of Warrants.

(1)                                 Other than as may be limited pursuant to Section 9, this Warrant Certificate and the Warrants represented hereby may be transferred or assigned.

(2)                                 This Warrant Certificate may only be transferred on the register of the Company by the Holder thereof or its legal Representatives or attorney duly appointed by an instrument in writing in form and execution reasonably satisfactory to the Company in accordance with applicable Laws. The Warrants and the Common Shares issuable hereunder are and may continue to be subject to resale restrictions and hold periods, and the Holder should consult its legal advisor in respect of the same. Such transfer will be effected upon surrender to the Company at the office of the Company in accordance with Section 12 hereof of this Warrant Certificate for cancellation and the duly completed and executed transfer form (the “Transfer Form”) attached hereto as Schedule C, and upon compliance, to the reasonable satisfaction of the Company, with:

(a)                                 the conditions herein;

(b)                                 such reasonable requirements as the Company may require; and

(c)                                  all Applicable Canadian Securities Laws and requirements of regulatory authorities and all stock exchanges upon which the Common Shares are listed from time to time.

(3)                                 After such transfer, the term “Holder” shall mean and include any transferee or assignee of the current Holder or any subsequent Holder. Upon compliance with Section 8(2), the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in

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the name of the assignee or assignees and in the denominations specified in such Transfer Form, and shall issue to the assignor a new Warrant Certificate evidencing the portion of this Warrant, if any, not so assigned and this Warrant Certificate shall promptly be cancelled.

(4)                                 For each Warrant transferred, the Company shall charge to the Holder requesting such transfer a reasonable sum for each new Warrant certificate issued, which sum shall solely cover the Company’s out-of-pocket expenses for such issuance, and payment of such charges and reimbursement of the Company for any and all stamp taxes or governmental or other charges required to be paid shall be made by the Holder requesting the transfer of this Warrant Certificate as a condition precedent thereto.

Section 9                                             Legend.

(1)                                 Any certificate representing Common Shares issued in the United States or to or for the account or benefit of a U.S. Person upon exercise of the Warrants will bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, OTHER THAN (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.

and

“THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT GOOD DELIVERY OF THE SECURITIES REPRESENTED HEREBY ON AN EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THE COMMON SHARES OF THE COMPANY IN

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CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY UPON DELIVERY OF THIS CERTIFICATE AND AN EXECUTED DECLARATION BY THE SELLER, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”

(2)  The certificate or certificates representing Common Shares issued before the date that is July 16, 2018, upon  exercise of the Warrants represented hereby shall be impressed with a legend substantially in the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 16, 2018.”

Section 10                                      Not a Shareholder.

Nothing in this Warrant Certificate or in the holding of Warrants evidenced by this Warrant Certificate will be construed as conferring on the Holder any right or interest whatsoever as a shareholder of the Company, including but not limited to, any right to vote at, to receive notice of, or to attend any meeting of shareholders or any other proceeding of the Company or any right to receive any dividend or other distributions, prior to the Holder’s exercise of Warrants in accordance with the terms hereof and the subscription for Common Shares in connection therewith.

Section 11                                      Amendment.

The terms of the Warrants represented by this Warrant Certificate may be amended, and the observance of any term thereof may be waived, only by a written instrument signed by the Company and the Holder of the Warrants. Any such amendment shall be subject to receipt by the Company of all required approvals (if any) from any Principal Securities Exchange, security holders of the Company and all applicable securities regulatory authorities.

Section 12                                      Notice.

(1)                                 Any notice, direction or other instrument required or permitted to be given under this Warrant by or to the Company or by or to the Holder shall be in writing and may be given by delivering, sending by facsimile or email (return receipt requested) to the following addresses:

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The Company:

c/o Norton Rose Fulbright
1800 - 510 West Georgia Street
Vancouver, BC V6B 0M3 Canada

Attention: Ben Harshbarger

Facsimile: [•]
Email: ben.harshbarger@novelion.com

The Holder:

[NTD: Insert name of Holder.]
[NTD: Insert address]

Attention: [•]
Facsimile: [•]
Email: [•]

(2)                                 Any notice, direction or instrument aforesaid shall:

(i)                                     if personally delivered, be deemed to have been given or made at the time of delivery; and

(ii)                                  if sent by facsimile or email, be deemed to have been given or made upon confirmation of receipt.

The Company or the Holder may give written notice of change of address in the same manner, in which event such notice or communication shall thereafter be given to it as above provided at such changed address.

Section 13                                      Lost Certificate.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Company, upon delivery of an indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Company will issue to the Holder a replacement certificate of like denomination, tenor and date (containing the same terms and conditions as this Warrant Certificate).

Section 14                                      General.

(1)                                 The Company may deem and treat the Holder of the Warrants as the absolute owner thereof for all purposes, except where the Company should have actual notice or knowledge to the contrary or except where the Company is required to take notice by statute or by Order of a court of competent jurisdiction. The Holder shall be entitled to the Warrants evidenced hereby, free from all equities or rights of set off or counterclaim between the Company and the original or any intermediate holder of such Warrants. The valid issue of Common Shares by the Company upon the exercise of Warrants by the Holder in accordance with the terms and conditions contained herein shall discharge all

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responsibilities of the Company with respect to such Warrants and the Company shall not be bound to inquire into the title of any such Holder except where the Company is required to take notice by statute or by Order of a court of competent jurisdiction.

(2)                                 If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)                                 the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed;

(b)                                 the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant Certificate in any other jurisdiction; and

(c)                                  the Company and the Holder shall negotiate in good faith to modify this Warrant Certificate so as to effect the original intent of the Company and the Holder as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated and the economic benefits anticipated hereunder be as originally contemplated to the greatest extent possible.

(3)                                 Time shall be of the essence of this Warrant Certificate.

(4)                                 In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

(5)                                 This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder, and their respective heirs, executors, administrators, successors, legal Representatives and assigns and shall be binding upon the Company and its successors and permitted assigns. The expression the “Holder” as used herein shall include the Holder’s assigns whether immediate or derivative.

(6)                                 This Warrant shall be governed by, and construed in accordance with, the Laws of the Province of British Columbia and the Laws of Canada applicable therein but the reference to such Laws shall not, by conflict of laws rules or otherwise, require the application of the Law of any jurisdiction other than the Province of British Columbia. The Company and the Holder each hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia for any dispute or controversy related to this Warrant Certificate or the Warrants represented hereby.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer and this Warrant Certificate to be dated March 15, 2018.

NOVELION THERAPEUTICS INC.

Per:
Name: [•]
Title: [•]

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SCHEDULE A

SHARE PURCHASE WARRANT

SUBSCRIPTION FORM

(To be signed only upon exercise of such Warrant)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street

Vancouver, BC V6B 0M3 Canada

The undersigned hereby exercises the right to purchase and hereby subscribes for               common shares of Novelion Therapeutics Inc. (the “Company”) referred to in the Warrant Certificate dated March 15, 2018 (the “Warrant Certificate”) attached hereto according to the conditions thereof, and herewith makes payment of the purchase price in full for the common shares. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Warrant Certificate.

In connection with the exercise of the Warrant Certificate, the undersigned represents as follows: (Please check the ONE box applicable):

•                  The undersigned hereby certifies that (a) it is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”)), (b) at the time of exercise it is not physically located within the United States, and (c) it is not exercising any of the Warrants represented by this Warrant Certificate by or on behalf of any U.S. person or Person within the United States.

•                  The common shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities Laws of all applicable states of the United States, and the undersigned is delivering a written opinion of U.S. counsel to the effect of the foregoing.

•                  The undersigned (a) is the original U.S. holder of the Warrant Certificate, (b) is exercising the Warrants for its own account and (c) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act at the time of exercise of these Warrants.

If any Warrants represented by the Warrant Certificate are not being exercised, a new Warrant Certificate will be issued by the Company and delivered to the undersigned with the common share certificates.

Please issue the common shares in the following manner (Please check the ONE box applicable):

•                                          Issue a certificate for the common shares being purchased in the name of the undersigned.

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•                                          Effect book entry issuance for the common shares being purchased in the name of the undersigned.

NAME:
(please print)

NUMBER OF
COMMON SHARES:

ADDRESS:

DATED this                     day of                    , 20  .

(Signature)

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SCHEDULE B

CASHLESS EXERCISE NOTICE

Novelion Therapeutics Inc.
887 Great Northern Way, Suite 250

Vancouver, B.C. V5T 4T5

The undersigned hereby exercises the right to purchase and hereby subscribes for              common shares of Novelion Therapeutics Inc. referred to in the Warrant Certificate dated March 15, 2018 (the “Warrant Certificate”) attached hereto according to the conditions thereof, on a cashless basis pursuant to Section 4 of the Warrant Certificate. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Warrant Certificate.

The number of Common Shares to be issued in accordance with the accompanying Subscription Form shall be calculated based on the formula set out in Section 4(b) of the Warrant Certificate.

DATED this          day of                , 20    .

(Signature)

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SCHEDULE C

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                 (include name and address of the transferee)                    Warrants exercisable for common shares of Novelion Therapeutics Inc. (the “Company”) issued in the name of the undersigned on the register of the Company maintained therefore, and hereby irrevocably appoints                                             the attorney of the undersigned to transfer the said securities on the books maintained by the Company with full power of substitution.

DATED this                day of                         , 20  .

Signature of Transferor guaranteed by:

Name of Bank or Trust Company:	Signature of Transferor

Address of Transferor

Notes:

1.                            The signature to this transfer must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.

2.                            The signature on this Transfer Form must be guaranteed by a Schedule I chartered bank or licensed trust company, or a member of an acceptable medallion guarantee program. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature guarantees are not accepted from Treasury Branches or credit unions unless they are members of the Stamp Medallion Program.

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